UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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☐	Soliciting Material Pursuant to §240.14a-12
CHEGG, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 17, 2020

To Our Stockholders,

You are cordially invited to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Chegg, Inc. The meeting is expected to be held at 3990 Freedom Circle, Santa Clara, California, 95054 on Wednesday, June 3, 2020 at 9:00 a.m. Pacific Time. Though we currently intend to hold our Annual Meeting in person, we are actively monitoring the coronavirus (COVID-19) pandemic and are sensitive to the public health and travel concerns our stockholders may have and the protocols and legal regulations that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. If we take this step, we will announce the decision in advance, and provide details on how to participate in a press release, posted on our website at https://investor.chegg.com, under “Press Releases”, which we will also file with the Securities and Exchange Commission (“SEC”) as proxy material.

We have elected to deliver our proxy materials to our stockholders over the Internet in accordance with SEC rules. We believe that this delivery process reduces our environmental impact and lowers the costs of printing and distributing our proxy materials without impacting our stockholders’ timely access to this important information. On April 17, 2020, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders, which contains instructions on how to access our proxy materials for our Annual Meeting, including our proxy statement and annual report to stockholders. The Notice also provides instructions on how to vote by telephone or via the Internet and includes instructions on how to receive a paper copy of the proxy materials by mail.

The matters to be acted upon are described in the accompanying notice of Annual Meeting and proxy statement.

Please use this opportunity to take part in our company’s affairs by voting on the business to come before the meeting. Whether or not you plan to attend the meeting, please vote by telephone or via the Internet or request, sign and return a proxy card to ensure your representation at the meeting. Your vote is important.

Sincerely,

Dan Rosensweig President and Chief Executive Officer

CHEGG, INC.
3990 Freedom Circle
Santa Clara, CA 95054

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders (“Annual Meeting”) of Chegg, Inc. (the “Company”) is expected to be held at the Company's offices at 3990 Freedom Circle, Santa Clara, California 95054, on Wednesday, June 3, 2020, at 9:00 a.m. Pacific Time. Though we currently intend to hold our Annual Meeting in person, we are actively monitoring the coronavirus (COVID-19) pandemic and are sensitive to the public health and travel concerns our stockholders may have and the protocols and legal regulations that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. If we take this step, we will announce the decision in advance, and provide details on how to participate in a press release, posted on our website at https://investor.chegg.com, under “Press Releases”, which we will also file with the Securities and Exchange Commission as proxy material. As always, we encourage you to vote your shares prior to the Annual Meeting.

We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1. To elect the Class I directors, to serve until the third Annual Meeting of Stockholders following this meeting and until their successors are elected and qualified or until their resignation or removal.

2. To vote, on a non-binding advisory basis, on the compensation paid by us to our Named Executive Officers for the year ended December 31, 2019.

3. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on April 6, 2020 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. For 10 days prior to the meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available during ordinary business hours at our headquarters for examination by any stockholder for any purpose relating to the meeting.  If our headquarters are closed for health and safety reasons related to the coronavirus (COVID-19) pandemic during such period, the list of stockholders will be made available for inspection upon request via email to ir@chegg.com subject to our satisfactory verification of stockholder status and, in the case of a virtual meeting, will be made available electronically during the virtual meeting at the website for such meeting.

Your vote is very important. Each share of our common stock that you own represents one vote. For questions regarding your stock ownership, if you are a registered holder, you can contact our transfer agent, American Stock Transfer & Trust Company, through their website at www.astfinancial.com or by phone at (800) 937-5449.

By Order of the Board of Directors,

Dana Jewell Associate General Counsel and Corporate Secretary
Santa Clara, California

April 17, 2020

Whether or not you expect to attend the meeting, we encourage you to read the proxy statement and vote by telephone or via the Internet or request, sign and return your proxy card as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled “General Information About the Meeting” beginning on page 5 of the proxy statement and the instructions on the Notice of Internet Availability of Proxy Materials that was mailed to you.

CHEGG, INC.
PROXY STATEMENT FOR 2020 ANNUAL MEETING OF STOCKHOLDERS

CHEGG, INC.
3990 Freedom Circle
Santa Clara, CA 95054

PROXY STATEMENT FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

April 17, 2020

Information About Solicitation and Voting

The accompanying proxy is solicited on behalf of the Board of Directors (“Board of Directors”) of Chegg, Inc. (“Chegg,” “Company,” “we,” “us”or “our”), for use at the Company’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 3, 2020, at 9:00 a.m. Pacific Time, and any adjournment or postponement thereof.

The Annual Meeting is expected to be held at the Company’s offices at 3900 Freedom Circle, Santa Clara, California 95054. Though we currently intend to hold our Annual Meeting in person, we are actively monitoring the coronavirus (COVID-19) pandemic and are sensitive to the public health and travel concerns our stockholders may have and the protocols and legal regulations that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. If we take this step, we will announce the decision in advance, and provide details on how to participate in a press release, posted on our website at https://investor.chegg.com, under “Press Releases”, which we will also file with the Securities and Exchange Commission (“SEC”) as proxy material.

Internet Availability of Proxy Materials

Under rules adopted by the SEC, we are furnishing proxy materials to our stockholders primarily via the Internet instead of mailing printed copies of those materials to each stockholder. As a result, on or about April 17, 2020, we sent our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including our proxy statement and our Annual Report. The Notice also provides instructions on how to access your proxy card to vote by telephone or via the Internet.

This process is designed to reduce our environmental impact and lowers the costs of printing and distributing our proxy materials without impacting our stockholders’ timely access to this important information. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice.

General Information About the Meeting

Purpose of the Meeting

At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, we will consider any other matters that are properly presented for a vote at the meeting. As of April 17, 2020, we are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly presented for a vote at the meeting, the persons named in the proxy, who are our officers, have the authority in their discretion to vote the shares of our common stock represented by the proxy. Following the meeting, management will respond to questions from stockholders.

Record Date and Shares Outstanding

Stockholders of record at the close of business on April 6, 2020 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on April 6, 2020, the Company had 123,555,333 shares of common stock issued and outstanding.

Quorum

The holders of a majority of the voting power of the shares of our common stock entitled to vote at the meeting as of the record date must be present (whether in person or online) at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote in person (or, in the case of a virtual meeting, online) at the meeting or if you have properly submitted a proxy.

Voting Rights

Each holder of shares of our common stock is entitled to one vote for each share of our common stock held as of the close of business on April 6, 2020, the Record Date. You may vote all shares owned by you as of April 6, 2020, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee (collectively referred to in this proxy statement as your “Broker”).

Stockholder of Record: Shares Registered in Your Name. If, on April 6, 2020, your shares of our common stock were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting or vote by telephone, via the Internet, or if you request or receive paper proxy materials by mail, by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker. If, on April 6, 2020, your shares of our common stock were held in an account with a Broker, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your Broker on how to vote the shares of our common stock held in your account. However, the Broker that holds your shares of our common stock is considered the stockholder of record for purposes of voting at the meeting. Because you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from the Broker that holds your shares giving you the right to vote the shares at the meeting.

Required Vote

Proposal No. 1. Each director nominated in Proposal No. 1 will be elected by a plurality of the votes cast, which means that the three individuals nominated for election to the Board of Directors at the meeting receiving the highest number of “FOR” votes will be elected. Stockholders may either vote “FOR” the nominee or “WITHHOLD” the vote with respect to the nominee.

Proposal No. 2. The affirmative “FOR” vote of a majority of the shares present, represented and entitled to vote on the proposal is required to approve, on an advisory and non-binding basis, the compensation awarded to our named executive officers for the year ended December 31, 2019. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. Although this say-on-pay vote is advisory and, therefore, will not be binding on us, our compensation committee and our Board of Directors value the opinions of our stockholders. Accordingly, to the extent there is a significant vote against the compensation of our named executive officers, we will consider our stockholders’ concerns and the compensation committee will evaluate what actions may be necessary or appropriate to address those concerns.

Proposal No. 3. Approval of Proposal No. 3 will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes cast “AGAINST” the proposal. Abstentions (shares of the Company’s common stock present at the Annual Meeting and voted “ABSTAIN”) are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon.

“Broker non-votes” occur when shares of our common stock held by a Broker for a beneficial owner are not voted either because (i) the Broker did not receive voting instructions from the beneficial owner, or (ii) the Broker lacked discretionary authority to vote the shares. Broker non-votes are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon. Note that if you are a beneficial holder and do not provide specific voting instructions to your Broker, the Broker that holds your shares of our common stock will not be authorized to vote on the election of the directors. Accordingly, we encourage you to provide voting instructions to your Broker, whether or not you plan to attend the meeting.

Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Meeting

The Board of Directors recommends that you vote:
•Proposal No. 1 - FOR each of the Class I directors named in this proxy statement.
•Proposal No. 2 - FOR the approval of the compensation of our Named Executive Officers.
•Proposal No. 3 - FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

Voting Instructions; Voting of Proxies

Stockholders as of the Record Date may:

•	vote in person – the Company will provide a ballot to any stockholder who is planning to attend the meeting and wish to vote in person;

•	vote via telephone or via the Internet – in order to do so, please follow the instructions shown on your Notice or proxy card; or

•
vote by mail – if any individual stockholders request and receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it before the Annual Meeting in the envelope provided.

Votes submitted by telephone or via the Internet must be received by 11:59 p.m., Eastern Time, on June 2, 2020. Submitting your proxy (whether by telephone, via the Internet or by mail if you request or received a paper proxy card) will not affect your right to vote in person should you decide to attend the meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares. For Proposal No. 1, you may either vote “FOR” all the nominees to the Board of Directors, or you may “WITHHOLD” your vote from any nominee you specify. For Proposal No. 2, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. For Proposal No. 3, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares of our common stock should be voted on a particular proposal at the meeting, your shares will be voted in accordance with the recommendations of our Board of Directors stated above.

If you received the Notice, please follow the instructions included on the Notice on how to access your proxy card and vote by telephone or via the Internet. If you do not vote and you hold your shares of our common stock in street name, and your Broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares of our common stock that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting.

If you receive more than one proxy card or the Notice, your shares of our common stock are registered in more than one name or are registered in different accounts. To make certain all of your shares of our common stock are voted, please follow the instructions included on the Notice on how to access each proxy card and vote each proxy card by telephone or via the Internet. If you requested or received paper proxy materials by mail, please complete, sign and return each proxy card to ensure that all of your shares are voted.

In light of the COVID-19 pandemic, we strongly recommend that you vote your shares in advance of the Annual Meeting as instructed above, even if you plan to attend the meeting.

Expenses of Soliciting Proxies

The expenses of soliciting proxies will be paid by the Company. Following the original mailing of the soliciting materials, Chegg and its agents may solicit proxies by mail, email, telephone, facsimile, by other similar means, or in person (or, in the case of a virtual meeting, online). Our directors, officers, and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, email, or otherwise. Following the original mailing of the soliciting materials, Chegg will request Brokers to forward copies of the soliciting materials to persons for whom they hold shares of our common stock and to request authority for the exercise of proxies. In such cases, Chegg, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote via the Internet, you are responsible for any Internet access charges you may incur.

Revocability of Proxies

A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the meeting by:

•	delivering to the Corporate Secretary of the Company (by any means, including facsimile) a written notice stating that the proxy is revoked;

•	signing and delivering a proxy bearing a later date;

•	voting again by telephone or via the Internet; or

•	attending and voting at the meeting (although attendance at the meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares of are held of record by a Broker and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions. In the event of multiple online or telephone votes by a stockholder, each vote will supersede the previous vote and the last vote cast will be deemed to be the final vote of the stockholder unless revoked in person (or, in the case of a virtual meeting, online) at the meeting.

Electronic Access to the Proxy Materials

The Notice will provide you with instructions regarding how to:

•	view our proxy materials for the meeting via the Internet; and

•	instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will reduce the impact of our Annual Meetings of Stockholders on the environment and lower the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the meeting. The preliminary voting results will be announced at the meeting and posted on our website at https://investor.chegg.com. The final results will be tallied by the inspector of elections and filed with the SEC in a Current Report on Form 8-K within four business days of the meeting.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

Chegg is strongly committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management can pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines that set forth our expectations for directors, director independence standards, board committee structure and functions, and other policies regarding our corporate governance. Our Corporate Governance Guidelines are available without charge on the Investor Relations section of our website, which is located at https://investor.chegg.com, under “Corporate Governance.” The Corporate Governance Guidelines are reviewed at least annually by our Nominating and Corporate Governance Committee, and any warranted changes are recommended to our Board of Directors.

Board Leadership Structure

Our Corporate Governance Guidelines provide that our Board of Directors shall be free to choose its Chairperson, or Co-Chairperson, in any way that it considers in the best interests of our company, and that the Nominating and Corporate Governance Committee shall periodically consider the leadership structure of our Board of Directors and make such recommendations related thereto to our Board of Directors as the Nominating and Corporate Governance Committee deems appropriate. Our Board of Directors does not have a policy on whether the role of the Chairperson, or of the Co-Chairperson, and Chief Executive Officer should be separate and believes that it should maintain flexibility in determining a board leadership structure appropriate for us from time to time.

Our Board of Directors believes that we and our stockholders currently are best served by having Dan Rosensweig, our President and Chief Executive Officer, serve as a Co-Chairperson of our Board of Directors, considering his experience, expertise, knowledge of our business and operations and strategic vision. As Co-Chairperson of our Board of Directors, Mr. Rosensweig presides over meetings of the Board of Directors along with the other Co-Chairperson, and holds such other powers and carries out such other duties as are customarily carried out by the Co-Chairpersons of the Board of Directors. Our Board of Directors believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of our Board of Directors and sound corporate governance policies and practices.

Our Board of Directors’ Role in Risk Oversight

Our Board of Directors, as a whole, has responsibility for risk oversight, although the committees of our Board of Directors oversee and review risk areas which are particularly relevant to them. The risk oversight responsibility of our Board of Directors and its committees is supported by our management reporting processes, which are designed to provide visibility to the Board of Directors and to our personnel that are responsible for risk assessment and information management about the identification, assessment and management of critical risks and management’s risk mitigation strategies. These areas of focus include, but are not limited to, competitive, economic, operational, financial (accounting, credit, liquidity and tax), legal, regulatory, compliance and reputational risks.

Each committee of the Board of Directors meets in executive session with key management personnel and representatives of outside advisers to oversee risks associated with their respective principal areas of focus. The Audit Committee reviews our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies and guidelines. The Nominating and Corporate Governance Committee reviews our major legal compliance risk exposures and monitors the steps management has taken to mitigate these exposures, including our legal risk assessment and legal risk management policies and guidelines. The Compensation Committee reviews our major compensation-related risk exposures, including consideration of whether compensation rewards and incentives encourage undue or inappropriate risk taking by our personnel, and the steps management has taken to monitor or mitigate such exposures.

Independence of Directors

The rules, regulations and listing standards of the New York Stock Exchange (the “NYSE”) generally require that a majority of the members of our Board of Directors be independent. In addition, the NYSE rules, regulations and listing standards generally require that, subject to specified exceptions, each member of a listed company’s Audit, Compensation and Nominating and Corporate Governance Committees be independent.

Our Board of Directors determines the independence of our directors by applying the independence principles and standards established by the NYSE. These provide that a director is independent only if the Board of Directors affirmatively determines that the director has no direct or indirect material relationship with the company. They also specify various relationships that preclude a determination of director independence. Material relationships may include commercial, industrial, consulting, legal, accounting, charitable, family and other business, professional and personal relationships.

Applying these standards, our Board of Directors annually reviews the independence of our directors, taking into account all relevant facts and circumstances. In its most recent review, the Board of Directors considered, among other things, the relationships that each non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our common stock by each non-employee director.

Based upon this review, our Board of Directors has determined that none of the members of our Board of Directors, other than Mr. Rosensweig, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of the members of our Board of Directors, other than Mr. Rosensweig, is “independent” as that term is defined under the rules, regulations and listing standards of the NYSE.

All members of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee must be independent directors as defined by our Corporate Governance Guidelines. Members of the Audit Committee must also satisfy a separate SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from Chegg or any of its subsidiaries other than their directors’ compensation (including in connection with such member’s service as a partner, member or principal of a law firm, accounting firm or investment banking firm that accepts consulting or advisory fees from Chegg or any of its subsidiaries). Our Board of Directors has determined that all members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent and all members of our Audit Committee satisfy the relevant SEC additional independence requirements for the members of such committee.

Committees of Our Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The composition and responsibilities of each committee are described below. Each committee is governed by a charter. The charters for each committee can be obtained, without charge, on the investor relations section of our website, https://investor.chegg.com, under “Corporate Governance.” Members serve on these committees until their resignations or until otherwise determined by our Board of Directors.

Audit Committee

Our Audit Committee is comprised of Reneé Budig, who is the Chair of the Audit Committee, Richard Sarnoff and Ted Schlein. The composition of our Audit Committee meets the requirements for independence under the rules, regulations and listing standards of the NYSE and the rules and regulations of the SEC. Each member of our Audit Committee is financially literate as required by the rules, regulations and listing standards of the NYSE. In addition, our Board of Directors has determined that Ms. Budig is an Audit Committee financial expert within the meaning of Item 407(d) of Regulation S-K of the Securities Act of 1933, as amended (Regulation S-K of the Securities Act of 1933, as amended, shall be referred to herein as "Regulation S-K").

Our Audit Committee, among other things:

•	selects a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•	reviews the continuing independence and performance of and oversees our company’s relationship with the independent registered public accounting firm;

•	discusses the scope, audit planning, and staffing of the independent registered public accounting firm;

•
discusses the results of the audit with the independent registered public accounting firm, and reviews, with management and the independent registered public accounting firm, our interim and year-end operating results;

•	develops procedures for employees to submit concerns anonymously about questionable accounting or auditing matters;

•	considers and reviews the adequacy of our internal accounting controls and audit procedures;

•	oversees the activities of the internal audit function within the company; and

•	approves or, as required, pre-approves all audit and non-audit services not prohibited by law to be performed by the independent registered public accounting firm.

Compensation Committee

Our Compensation Committee is comprised of John York, who is the Chair of the Compensation Committee, Marne Levine and Melanie Whelan. Ms. Whelan joined our Board of Directors in June 2019 and Compensation Committee in July 2019. Jeffrey Housenbold departed from the Board of Directors and Compensation Committee in April 2019. The composition of our Compensation Committee meets the requirements for independence under the rules, regulations and listing standards of the NYSE and the rules and regulations of the SEC. Each member of our Compensation Committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities Act of 1934, as amended, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. The purpose of our Compensation Committee is to discharge the responsibilities of our Board of Directors relating to the compensation of our Executive Officers and Directors. Our Compensation Committee, among other things:

•	reviews and determines the compensation of our Executive Officers and recommends to our Board of Directors the compensation for our directors;

•	administers our stock and equity incentive plans;

•	reviews and approves and makes recommendations to our Board of Directors regarding incentive compensation equity-based grants and equity plans; and

•	establishes and reviews our company’s overall compensation strategy.

At least annually, our Compensation Committee reviews and approves our executive compensation strategy and principles to assure that they promote stockholder interests and support our strategic and tactical objectives, and that they provide for appropriate rewards and incentives for our executives. Our Compensation Committee also reviews and makes recommendations to our Board of Directors regarding the compensation of our non-employee directors and executive officers. The Compensation Committee retains and does not delegate any of its exclusive power to determine all matters of executive compensation and benefits. In determining the compensation of each of our executive officers, other than our Chief Executive Officer, our Compensation Committee considers the recommendations of our Chief Executive Officer and our human resources department. In the case of the Chief Executive Officer, our Compensation Committee evaluates his performance and independently determines whether to make any adjustments to his compensation.

Our Compensation Committee retained an independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), to assist in structuring our executive officer compensation and non-employee director compensation for 2019. FW Cook provided our Compensation Committee with market data and analyses from a peer group of similarly-sized technology companies with similar business and financial characteristics. Other than the services described above, FW Cook has not provided our company or our Compensation Committee with any other services. No work performed by FW Cook during 2019 raised a conflict of interest.

The Compensation Committee has delegated in accordance with applicable law, rules and regulations, and our certificate of incorporation and bylaws, authority to an equity awards committee comprised of certain of our Executive Officers, including our Chief Executive Officer, who is also a member of the Board of Directors, the authority to make certain types of equity award grants under the Chegg, Inc. 2013 Equity Incentive Plan to any employee who is not an executive officer or director subject to the terms of such plan and equity award guidelines approved by our Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is comprised of Marne Levine, who is the Chair of the Nominating and Corporate Governance Committee, Ted Schlein, John York and Paul LeBlanc. Mr. LeBlanc joined our Board of Directors and Nominating and Corporate Governance Committee in July 2019. The composition of our Nominating and Corporate Governance Committee meets the requirements for independence under the rules, regulations and listing standards of the NYSE. Our Nominating and Corporate Governance Committee, among other things:

•	identifies, recruits, evaluates and recommends nominees to our Board of Directors and committees of our Board of Directors;

•	conducts searches for qualified directors;

•	annually evaluates the performance of our Board of Directors and of individual directors;

•	considers and makes recommendations to the Board of Directors regarding the composition and leadership structure of the Board of Directors and its committees;

•	reviews developments in corporate governance practices;

•	evaluates the adequacy of our corporate governance practices and reporting; and

•	makes recommendations to our Board of Directors concerning corporate governance matters.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during 2019 were Mses. Levine and Whelan, and Messrs. Schlein, York and Housenbold. Mr. Housenbold departed our Board of Directors and Compensation Committee in April 2019. Ms. Whelan joined our Board of Directors in June 2019 and Compensation Committee in July 2019. None of the members of our Compensation Committee in 2019 were at any time during 2019, or at any other time, an officer or employee of Chegg or any of its subsidiaries, and none had or has any relationships with Chegg that are required to be disclosed under Item 404 of Regulation S-K. None of our executive officers has served as a member of the Board of Directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation Committee during 2019.

Board and Committee Meetings and Attendance

Our Board of Directors is responsible for the management and direction of Chegg and for establishing broad corporate policies. The Board of Directors meets periodically during our fiscal year to review significant developments affecting us and to act on matters requiring the Board of Directors approval. The Board of Directors held four meetings during 2019 and acted five times by unanimous written consent; the Audit Committee held six meetings; the Compensation Committee held three meetings, and acted seven times by unanimous written consent; and the Nominating and Corporate Governance Committee held two meetings, and acted two times by unanimous written consent. During 2019, each member of the Board of Directors participated in at least 75% of the aggregate of all meetings of the Board of Directors and of all meetings of committees on which such member served that were held during the period in which such director served.

Board Attendance at Annual Stockholders’ Meeting

Our policy is to invite and encourage each member of our Board of Directors to be present at our Annual Meeting of Stockholders. All of our then-serving directors, other than Messrs. Housenbold and Schlein and Ms. Levine, attended our last Annual Meeting of Stockholders held on June 5, 2019.

Presiding Director of Non-Employee Director Meetings

The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. Mr. Sarnoff, Co-Chairperson of the Board of Directors, is the presiding director at these meetings.

Communication with Directors

Stockholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board of Directors as a group, a committee of the Board of Directors or a specific member of our Board of Directors (including our Co-Chairpersons or lead independent director, if any) may do so by letters addressed to the attention of our Corporate Secretary.

All communications are reviewed by the Corporate Secretary and provided to the members of the Board of Directors consistent with a screening policy providing that unsolicited items, sales materials, and other routine items and items unrelated to the duties and responsibilities of the Board of Directors not be relayed on to directors. Any communication that is not relayed is recorded in a log and made available to our Board of Directors.

The address for these communications is:
Corporate Secretary
Chegg, Inc.
3990 Freedom Circle
Santa Clara, California 95054

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. Our Code of Business Conduct and Ethics is posted on the investor relations section of our website located at https://investor.chegg.com, under “Corporate Governance.” To satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendments or waivers of our Code of Business Conduct and Ethics pertaining to a member of our Board of Directors or one of our executive officers will be disclosed on our website at the above-referenced address.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS

Nomination to the Board of Directors

Candidates for nomination to our Board of Directors are selected by our Board of Directors based on the recommendation of our Nominating and Corporate Governance Committee in accordance with such committee’s charter, our Certificate of Incorporation and Bylaws, our Corporate Governance Guidelines and criteria adopted by our Board of Directors regarding director candidate qualifications. In recommending candidates for nomination, the Nominating and Corporate Governance Committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board of Directors is set forth below under “Stockholder Proposals to Be Presented at the Next Annual Meeting.”

Director Qualifications

With the goal of developing a diverse, experienced and highly-qualified Board of Directors, the Nominating and Corporate Governance Committee is responsible for developing and recommending to our Board of Directors the desired qualifications, expertise and characteristics of members of our Board of Directors, including the specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership to our Board of Directors and any specific qualities or skills that the committee believes are necessary for one or more of the members of our Board of Directors to possess.

Since the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of the Board of Directors from time to time, our Board of Directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal and regulatory requirements, the listing rules of the NYSE, and the provisions of our certificate of incorporation, bylaws, Corporate Governance Guidelines, and charters of the board committees. In addition, neither our Board of Directors nor our Nominating and Corporate Governance Committee has a formal policy with regard to the consideration of diversity in identifying nominees. When considering candidates for nomination, the Nominating and Corporate Governance Committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry and ability to devote adequate time and effort to responsibilities of the Board of Directors in the context of its existing composition. Through the nomination process, the Nominating and Corporate Governance Committee seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to the Board of Directors overall effectiveness. The brief biographical description of the nominee set forth in Proposal No. 1 below includes the primary individual experience, qualifications, attributes and skills of each director nominee that led to the conclusion that such director nominee should serve as a member of our Board of Directors at this time.

Board Evaluations

Each year, our directors complete an assessment of Board of Directors and committee performance through evaluations facilitated by our Nominating and Corporate Governance Committee and our outside counsel. The assessment includes a written evaluation, as well as director interviews conducted by our outside counsel and the Chair of our Nominating and Corporate Governance Committee and one-on-one interview sessions with only our outside counsel. The evaluation and interview process are designed to assess board and committee meeting content, structure, processes, practices, and performance; an individual director’s own performance as well as the performance of such director’s fellow board members; and the leadership structure of the Board of Directors and its committees. To protect the anonymity and the integrity of the Board of Directors and committee evaluation process, our outside counsel compiles the information obtained in the evaluations and interviews into a report for review by our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee and the full Board of Directors then discusses the results of the evaluations and determines if any follow-up actions are appropriate. If follow-up action is needed, the Board of Directors and any applicable committee develops a plan to address matters raised in the report, as appropriate.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Our Board of Directors currently consists of eight directors and is divided into three classes, with each class serving for three years and with the terms of office of the respective classes expiring in successive years. Directors in Class I will stand for election at this meeting. The terms of office of directors in Class II and Class III do not expire until the Annual Meetings of Stockholders to be held in 2021 and 2022, respectively. At the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors proposes that each of the three Class I nominees named below be elected as a Class I director for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2023 and until such director’s successor is duly elected and qualified, or until such director’s earlier resignation or removal.

Shares of our common stock represented by proxies will be voted “FOR” the election of each of the three nominees named below, unless the proxy is marked to withhold authority to so vote. If any of the nominees for any reason are unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. Each nominee has consented to being named in this proxy statement and to serve if elected. Proxies may not be voted for more than three directors. Stockholders may not cumulate votes in the election of directors.

Nominee to the Board of Directors

The nominees, and their ages, occupations, and length of service on our Board of Directors are provided in the table below. Additional biographical descriptions of each nominee are set forth in the text below the table. This description includes the primary individual experience, qualifications, qualities and skills of the nominees that led to the conclusion that the nominees should serve as members of our Board of Directors at this time.

Name of Director/Nominee	Age	Principal Occupation	Director Since
Reneé Budig(1)	59	Executive Vice President and Chief Financial Officer of CBS Interactive (a division of CBS Corporation)	November 2015
Dan Rosensweig(2)	58	President, Chief Executive Officer and Co-Chairperson	March 2010
Ted Schlein(1)(3)	56	General Partner of Kleiner Perkins	December 2008

(1)	Member of the Audit Committee.
(2)	Co-Chairperson of our Board of Directors.
(3)	Member of the Nominating and Corporate Governance Committee.
Reneé Budig has served on our Board of Directors since November 2015. Since September 2012, Ms. Budig has served as the Executive Vice President and Chief Financial Officer of CBS Interactive, Inc., an online content network for information and entertainment and a division of CBS Corporation. From 2010 to September 2012, Ms. Budig served as Chief Financial Officer of Hightail, Inc. (formerly branded YouSendIt and acquired by OpenText), a cloud service that allowed users to send, receive, digitally sign and synchronize files. From 2006 to 2010, Ms. Budig was the Vice President of Finance at Netflix, Inc., a multinational provider of on-demand Internet streaming media. Ms. Budig holds a B.S. in Business Administration from the University of California, Berkeley. We believe that Ms. Budig should continue to serve on our Board of Directors due to her extensive background in consumer technology companies and her financial expertise through her service as a Chief Financial Officer.

Dan Rosensweig has served as our President and Chief Executive Officer since February 2010, as Co-Chairperson of our Board of Directors since July 2018, and served as the Chairperson of our Board of Directors from March 2010 to July 2018. From 2009 to 2010, Mr. Rosensweig served as President and Chief Executive Officer of RedOctane, a business unit of Activision Publishing, Inc. and developer, publisher, and distributor of Guitar Hero. From 2007 to 2009, Mr. Rosensweig was an Operating Principal at the Quadrangle Group, a private investment firm. From 2002 to 2009, Mr. Rosensweig served as Chief Operating Officer of Yahoo! Inc., an internet content and service provider. Prior to serving at Yahoo!, Mr. Rosensweig served as the President of CNET Networks and prior to that as Chief Executive Officer and President of ZDNet, until it was acquired by CNET Networks. Mr. Rosensweig currently serves on the board of directors of Adobe Systems Incorporated. Mr. Rosensweig holds a B.A. in Political Science from Hobart and William Smith Colleges. We believe that Mr. Rosensweig should continue to serve on our Board of Directors due to the perspective and experience he brings as our Chief Executive Officer and his extensive experience with high-growth consumer internet and media companies.

Ted Schlein has served on our Board of Directors since December 2008. Mr. Schlein has served as a General Partner of Kleiner Perkins, a venture capital firm, since November 1996. From 1986 to 1996, Mr. Schlein served in various executive positions at Symantec Corporation, a provider of internet security technology and business management technology solutions, including as Vice President of Enterprise Products. Mr. Schlein currently serves on the boards of directors of a number of privately held companies. Mr. Schlein holds a B.A. in Economics from the University of Pennsylvania. We believe that Mr. Schlein should continue to serve on our Board of Directors due to his extensive experience working with early-stage technology companies in the infrastructure markets, including ventures within the network arena.

Continuing Directors

The directors who are serving for terms that end in 2021 and 2022, and their ages, principal occupations and length of service on our Board of Directors are provided in the table below. Additional biographical descriptions of each continuing director are set forth in the text below the table. These descriptions include the primary individual experience, qualifications, qualities and skills of each continuing director that led to the conclusion that each director should continue to serve as a member of our Board of Directors at this time.

Name of Director	Age	Principal Occupation	Director Since
Class II Directors - Terms Expiring 2021:
Marne Levine(3)(4)	49	Vice President, Global Partnership and Business Development of Facebook, Inc.	May 2013
Richard Sarnoff(1)(2)	61	Partner and Chairman of Media, Entertainment, and Education Investing of Kohlberg Kravis Roberts & Co., and Co-Chairperson of Chegg, Inc.	August 2012
Paul LeBlanc(3)(5)	62	President of Southern New Hampshire University	July 2019
Class III Directors - Terms Expiring 2022:
John York(3)(4)	39	Chief Executive Officer of the San Francisco 49ers	June 2013
Melanie Whelan(4)(6)	42	Executive in Residence of Summit Partners	June 2019

(1)	Member of the Audit Committee.
(2)	Co-Chairperson of our Board of Directors.
(3)	Member of the Nominating and Corporate Governance Committee.
(4)	Member of the Compensation Committee.
(5)	Mr. LeBlanc was appointed to the Board of Directors and to the Nominating and Corporate Governance Committee on July 25, 2019.
(6)	Ms. Whelan was appointed to the Board of Directors on June 5, 2019 and appointed to the Compensation Committee on July 25, 2019.

Marne Levine has served on our Board of Directors since May 2013. Since February 2019, Ms. Levine has served as the Vice President of Global Partnerships and Business Development at Facebook, Inc., a social media company. From December 2014 to February 2019, Ms. Levine served as Chief Operating Officer of Instagram, a social media company and wholly owned subsidiary of Facebook, Inc. From 2010 to December 2014, Ms. Levine served as Vice President of Global Public Policy for Facebook, Inc. From 2009 to 2010, Ms. Levine served as Chief of Staff of the National Economic Council at the White House and Special Assistant to the President for Economic Policy. Ms. Levine holds a B.A. in Political Science and Communications from Miami University and an M.B.A. from Harvard Business School. We believe that Ms. Levine should continue to serve on our Board of Directors due to her extensive experience in the policy, communications and technology fields.
Richard Sarnoff has served on our Board of Directors since August 2012 and as a Co-Chairperson of our Board of Directors since July 2018. Since July 2014, Mr. Sarnoff has served as the Managing Director and Head of the Media & Communications industry team for the Private Equity platform of Kohlberg Kravis Roberts & Company, a private equity firm, and since January 2018 has served as Partner and Chairman of that team. From 2012 to 2014, Mr. Sarnoff was a Senior Adviser to Kohlberg Kravis Roberts & Company. Prior to that role, Mr. Sarnoff was employed by Bertelsmann AG, a diversified media and services company, where he served as the Co-Chairman of Bertelsmann, Inc., from 2008 to 2011, the President of Bertelsmann Digital Media Investments from 2006 to 2011, and the Executive Vice President and Chief Financial Officer of Random House, a subsidiary of Bertelsmann, from 1998 to 2006. Mr. Sarnoff also served as a member of the supervisory board of Bertelsmann from 2002 to 2008 and served as a member of the Board of Directors of The Princeton Review from 2000 to 2009, of Audible Inc. from 2001 to 2008, and of Amdocs Limited from 2009 to 2011. Mr. Sarnoff currently serves on the Board of Directors of several privately held companies. Mr. Sarnoff holds a B.A. in Art and Archeology from Princeton University and an M.B.A. from Harvard Business School. We believe that Mr. Sarnoff should continue to serve on our Board of Directors due to his extensive experience serving in senior leadership roles, including chief financial officer, and on the boards of directors of media and digital technology companies.

Paul LeBlanc has served on our Board of Directors since July 2019. Since 2003, Mr. LeBlanc has served as the President of Southern New Hampshire University, a private non-profit university. From 1996 to 2003, Mr. LeBlanc served as the President of Marlboro College, a private liberal arts college. Prior to Marlboro College, Mr. LeBlanc served as Director of Sixth Floor Media, a division of Houghton Mifflin Harcourt Publishing Company. Mr. LeBlanc holds a B.A. in English from Framingham State University, a M.A. in English Language, Literature and Letters from Boston College, and a Ph.D. in Rhetoric, Composition and Technology from the University of Massachusetts, Amherst. We believe that Mr. LeBlanc should continue to serve on our Board of Directors due to his extensive experience in technological innovation in higher education.

John York has served on our Board of Directors since June 2013. Since February 2012, Mr. York has served as the Chief Executive Officer of the San Francisco 49ers, a professional football team in the National Football League, where he previously served as Team President from 2008 to February 2012 and as Vice President of Strategic Planning from 2005 to 2008. Prior to those roles, Mr. York served as a financial analyst at Guggenheim Partners. Mr. York holds a B.A. in Finance from the University of Notre Dame. We believe that Mr. York should continue to serve on our Board of Directors due to his extensive leadership experience and strong corporate development background.

Melanie Whelan has served on our Board of Directors since June 2019. Since January 2020, Ms. Whelan has served as an Executive in Residence at Summit Partners, a private equity investment firm. Previously, Ms. Whelan served as Chief Executive Officer of SoulCycle Inc., an indoor cycling fitness company, from June 2015 to November 2019 and as Chief Operating Officer from April 2012 until May 2015. Prior to joining SoulCycle, Ms. Whelan was Vice President of Business Development at Equinox Holdings, Inc., a luxury fitness company, from January 2007 to April 2012. Prior to Equinox, she also held leadership positions with Virgin Management, where she was on the founding team of Virgin America, and Starwood Hotels & Resorts Worldwide, a hospitality company. Ms. Whelan holds a B.A. in Engineering and Economics from Brown University. We believe that Ms. Whelan should continue to serve on our Board of Directors due to her extensive experience in business operations, international growth, and consumer marketing.

There are no familial relationships among our directors and officers.

Director Compensation

We compensate our non-employee directors with a combination of cash and equity. The form and amount of compensation paid to our non-employee directors for serving on our Board of Directors and its committees is designed to be competitive in light of industry practices and the obligations imposed by such service. In order to align the long-term interests of our directors with those of our stockholders, a portion of the director compensation is provided in equity-based compensation. The value of the annualized compensation of our non-employee directors is targeted to be approximately at 50% and 75% of a peer group of similarly-sized technology companies with similar business and financial characteristics for cash and equity, respectively. The director compensation practices of this peer group of companies was the benchmark used when considering the competitiveness of our non-employee director compensation in 2019. Our Compensation Committee’s independent compensation consultant, FW Cook, collected and developed the competitive data and analyses for benchmarking independent director compensation.

Annual Fees. Our non-employee directors were compensated in 2019 as follows:

•	an annual cash retainer for serving on our Board of Directors of $40,000;

•
an annual cash retainer for serving in a non-chair position on the Audit Committee of $10,000, on the Compensation Committee of $10,000 and on the Nominating and Corporate Governance Committee of $10,000; and

•
an annual cash retainer for serving as the Chair of the Audit Committee of $20,000, for serving as the Chair of the Compensation Committee of $20,000 and for serving as the Chair of the Nominating and Corporate Governance Committee of $20,000.

We pay the annual retainer fee and any additional fees to each director in arrears in equal quarterly installments.

Equity Awards. Our non-employee director equity compensation policy provides that upon initial appointment to the Board of Directors, a non-employee director will be granted a Restricted Stock Unit Award (“RSUs”) having a fair market value on the grant date equal to $300,000 that vests in equal quarterly installments over three years from the date of grant. After 2019, this initial grant practice will be discontinued. Thereafter, upon completion of each full year of service, each non-employee director will be granted, immediately following our Annual Meeting of Stockholders, an additional RSU having a fair market value on the date of grant equal to $200,000 that vests in full on the one-year anniversary of the date of grant.

In connection with the adoption of the Co-Chairperson of the Board structure we adopted a compensation program to provide for an initial RSU grant for a non-employee Co-Chairperson of the Board, having a fair market value on the grant date equal to $150,000 that vests in full on the one-year anniversary of the date of grant. This grant is in addition to any other annual board service compensation and thereafter, upon completion of each full year of service, each non-employee Co-Chairperson of the Board of Directors will be granted, immediately following our Annual Meeting of Stockholders, additional RSUs having a fair market value on the date of grant equal to $150,000 that vests in full on the one-year anniversary of the date of grant. Awards granted to non-employee directors under the policies described above will accelerate and vest in full in the event of a change of control. In addition to the awards provided for above, non-employee directors are eligible to receive discretionary equity awards.

Non-employee directors receive no other form of remuneration, perquisites or benefits, but are reimbursed for their expenses in attending meetings, including travel, meals and other expenses incurred to attend meetings solely among the non-employee directors.

Stock Ownership Guidelines for Directors. In 2019, our Board of Directors established minimum Stock Ownership Guidelines for non-employee directors that require each director to own Chegg equity having a value of at least three times his or her base annual cash retainer of $40,000. Each non-employee director has until May 2023 to reach this ownership level. Going forward, each newly elected director shall have five years from the year elected to reach the ownership level.

The following table provides information for the year ended December 31, 2019 regarding all compensation awarded to, earned by or paid to each person who served as a non-employee director for some portion or all of 2019. Mr. Rosensweig, our current President, Chief Executive Officer and Co-Chairperson of the Board of Directors, did not receive any compensation for his service as a director during the fiscal year ended December 31, 2019.

2019 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	RSU Awards ($)(1)	Option Awards ($)(1)	Total ($)
Reneé Budig	60,000	—	199,963	—	259,963
Jeffrey Housenbold(2)	14,231	—	—	—	14,231
Paul LeBlanc(3)	21,739	—	299,989	—	321,728
Marne Levine	67,500	—	199,963	—	267,463
Richard Sarnoff	50,000	$8,108(4)	349,945	—	408,053
Ted Schlein	58,750	—	199,963	—	258,713
Melanie Whelan(5)	27,204	710(6)	299,964	—	327,878
John York	68,750	—	199,963	—	268,713

(1)
Amounts shown in this column do not reflect dollar amounts actually received by non-employee directors. Instead these amounts reflect the aggregate grant date fair value calculated in accordance with Financial Accounting Standards Board, Accounting Standards Codification Topic 718, Compensation-Stock Compensation, (formerly SFAS 123R) (“ASC 718”), for awards granted during 2019. During 2019, each non-employee member of the Board of Directors, who were directors as of the close of our 2019 Annual Meeting of Stockholders on June 5, 2019, were granted an RSU award covering 5,321 shares of our common stock with an aggregate grant date fair value of $200,000. Due to his appointment as non-executive Co-Chairperson of the Board, Richard Sarnoff received an additional RSU award covering 3,991 shares of our common stock with an aggregate grant date fair value of $150,000. Concurrent with Melanie Whelan's election as a member of our Board of Directors on June 5, 2019, after the close of our 2019 Annual Meeting of Stockholders, she was granted an RSU award covering 7,982 shares of our common stock, and for purposes of determining the number of shares of common stock subject to this RSU, an aggregate grant date fair value of $300,000 was used. Concurrent with Paul LeBlanc's election as a member of our Board of Directors on July 25, 2019, he was granted an RSU award covering 7,014 shares of our common stock with and aggregate grant date fair value of $300,000. The grant date fair value for RSUs was determined using the closing share price of our common stock on the date of grant. For information on other valuation assumptions with respect to stock awards, refer to note 15 of the notes to consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. There can be no assurance that this grant date fair value will ever be realized by the non-employee director.

(2)	Mr. Housenbold resigned from the Board of Directors effective April 11, 2019.
(3)	Mr. LeBlanc was appointed to the Board of Directors effective July 25, 2019.
(4)	Represents reimbursements to Mr. Sarnoff for travel expenses incurred to attend meetings of the Board of Directors during the year ended December 31, 2019.
(5)	Ms. Whelan was appointed to the Board of Directors effective June 5, 2019.
(6)	Represents reimbursement to Ms. Whelan for travel expenses incurred to attend meetings of the Board of Directors during the year ended December 31, 2019.

Our non-employee directors held the following number of stock options and unvested RSU awards as of December 31, 2019.

Name	Option Awards	RSU Awards
Reneé Budig	43,445	5,321
Jeffrey Housenbold(1)	—	—
Paul LeBlanc(2)	—	6,430
Marne Levine	161,967	5,321
Richard Sarnoff	203,587	9,312
Ted Schlein	—	5,321
Melanie Whelan(3)	—	6,652
John York	128,956	5,321

(1)	Mr. Housenbold resigned from the Board of Directors effective April 11, 2019.
(2)	Mr. LeBlanc was appointed to the Board of Directors effective July 25, 2019.
(3)	Ms. Whelan was appointed to the Board of Directors effective June 5, 2019.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE THREE DIRECTORS NOMINEES.

PROPOSAL NO. 2 - NON-BINDING ADVISORY VOTE
ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934 and the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), enacted on July 21, 2010, we are required to seek, on a non-binding advisory basis, stockholder approval of the compensation of our named executive officers as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers.
Compensation Program and Philosophy
Our executive compensation program is designed to:

•	Attract, motivate and retain highly-qualified executive officers in a competitive market;

•	Provide compensation to our executives that are competitive and reward the achievement of challenging business objectives; and

•	Align our executive officers’ interests with those of our stockholders by providing a significant portion of total compensation in the form of equity awards.

Our Board of Directors believes that our current executive compensation program has been effective at aligning our executive officers’ interests with those of our stockholders. Stockholders are urged to read the “Executive Compensation” section of this proxy statement, which further discusses how our executive compensation policies and procedures implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our named executive officers.

The Compensation Committee and the Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals. Accordingly, we are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:

“RESOLVED, that the stockholders approve, on a non-binding advisory basis, the compensation of Chegg, Inc.’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative disclosures set forth in the proxy statement relating to Chegg, Inc.’s 2020 Annual Meeting of Stockholders.”

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. Our Audit Committee has selected Deloitte & Touche LLP (“Deloitte”) as our principal independent registered public accounting firm to perform the audit of our consolidated financial statements for fiscal year ending December 31, 2020.

As previously disclosed by us in a Current Report on Form 8-K filed with the SEC on March 12, 2018 (the “March Form 8-K”), on February 27, 2018, our management, at the direction of our Audit Committee, issued a request for proposal for audit services for the 2018 fiscal year and beyond (the “RFP”) to several independent registered public accounting firms, including our then-current independent registered public accounting firm, Ernst &Young LLP (“EY”), to provide us with the opportunity to review auditor service levels, audit fees, and evaluate the benefits and risks of changing independent registered public accounting firms. Responses to the RFP were due on March 8, 2018 and EY submitted a proposal. Our management and the Audit Committee evaluated the proposals and met with all of the participants in the RFP on March 9, 2018. Following such meetings on March 9, 2018, the Audit Committee approved the appointment of Deloitte as our independent registered public accounting firm effective as of March 12, 2018 (the “Effective Date”). On March 10, 2018, our management, at the direction of the Audit Committee, notified EY that it was terminating EY’s engagement as our independent registered public accounting firm, effective as of the Effective Date.

During the fiscal years ended December 31, 2017 and 2016, respectively, and the subsequent interim period through March 12, 2018, neither we nor anyone acting on our behalf consulted with Deloitte regarding any of the matters described in Item 304(a)(2)(i) and (ii) of Regulation S-K.

EY’s reports on our financial statements for the fiscal years ended December 31, 2017 and 2016, respectively, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2017 and 2016, respectively, and the subsequent interim period through March 12, 2018, there were no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto, with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. Also during this same period, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto.

We provided EY with the disclosures made in the March Form 8-K prior to the time that the March Form 8-K was filed with the SEC, and requested that EY furnish us with a letter addressed to the SEC stating whether it agrees with the above statements made by us in the March Form 8-K and, if not, stating the respects in which it does not agree. EY’s letter was filed as Exhibit 16.01 to the March Form 8-K.

As a matter of good corporate governance, our Audit Committee has decided to submit its selection of its principal independent registered public accounting firm to stockholders for ratification. In the event that the appointment of Deloitte is not ratified by our stockholders, the Audit Committee will review its future selection of Deloitte as our principal independent registered public accounting firm. Deloitte audited our financial statements for the fiscal year ended December 31, 2019. Representatives of Deloitte are expected to be present at the Annual Meeting and they will be given an opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm’s Fees Report

We regularly review the services and fees of our independent registered public accounting firm. These services and fees are also reviewed with our Audit Committee annually.

In addition to performing the audit of our consolidated financial statements, Deloitte, the member firm of Deloitte Touche Tohmatsu Limited and their respective affiliates (the “Deloitte Group”), provided various other services during 2019 and 2018. Our Audit Committee has determined that the Deloitte Group’s provisioning of these services, which are described below, does not impair Deloitte’s, or the Deloitte Group’s, independence from Chegg.

Fees Paid to Independent Registered Public Accounting Firm

The following table provides information regarding the fees billed by the Deloitte Group for the fiscal years ended December 31, 2019 and December 31, 2018.

Fees Billed to Chegg	Fiscal Year 2019	Fiscal Year 2018
Audit fees	$1,840,700	$2,000,159
Audit related fees	—	—
Tax fees	$62,549	$35,490
All other fees	—	—
Total fees	$1,903,249	$2,035,649

Audit Fees

Audit Fees include the aggregate fees incurred for the audits of the annual consolidated financial statements and the effectiveness of our internal control over financial reporting, including adoption of Financial Accounting Standards Board, Accounting Standards Codification Section (“ASC Topic”) 842 and 606, and reviews of our quarterly financial statements. In addition, this category also includes fees for services that were incurred in connection with statutory and regulatory filings or engagements.

Audit-Related Fees and All Other Fees

We did not have any “Audit related fees” or “All other fees” in the fiscal years ended December 31, 2019 and 2018.

Tax Fees

Tax fees of the Deloitte Group for the fiscal years ended December 31, 2019 and 2018 primarily included tax compliance, tax advisory and consulting services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis. All of the services relating to the fees described in the table above were approved by our audit committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 6, 2020, by:

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors or director nominees;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

Percentage ownership of our common stock is based on 123,555,333 shares of our common stock outstanding on April 6, 2020. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed shares of our common stock subject to equity awards that are currently vested or will become vested within 60 days of April 6, 2020 to be outstanding and to be beneficially owned by the person holding the award for the purpose of computing the percentage ownership of that person but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Chegg, Inc., 3990 Freedom Circle, Santa Clara, California 95054.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Owned
Named Executive Officers and Directors:
Dan Rosensweig(1)	1,914,874	1.5%
Andrew Brown(2)	52,133	*
Nathan Schultz(3)	343,444	*
Michael Osier(4)	254,203	*
John Fillmore(5)	167,032	*
Renee Budig(6)	66,960	*
Paul LeBlanc(7)	1,753	*
Marne Levine(8)	154,163	*
Richard Sarnoff(9)	263,667	*
Ted Schlein(10)	228,861	*
Melanie Whelan(11)	1,995	*
John York(12)	122,491	*
All executive officers and directors as a group (16 persons)(13)	3,876,241	3.1%
5% Stockholders:
BlackRock, Inc., as nominee(14)	9,067,226	7.3%
Baillie Gifford & Co(15)	14,494,521	11.7%
The Vanguard Group, Inc.(16)	10,485,757	8.5%

*	Represents beneficial ownership of less than 1% of our outstanding shares of common stock.
(1)
Consists of (a) 1,849,810 shares held by Mr. Rosensweig, (b) 48,842 shares held by Daniel Lee Rosensweig and Linda Rosensweig, Co-Trustees of the Rosensweig Family Revocable Trust U/A/D03-12-07, and (c) 16,222 RSUs which are subject to vesting conditions expected to occur within 60 days of April 6, 2020.

(2)
Consists of (a) 88 shares held by Mr. Brown, (b) 44,559 shares held by The Andy and Pam Brown Family Trust, of which Mr. Brown is a Co-Trustee, and (c) 7,486 RSUs which are subject to vesting conditions expected to occur within 60 days of April 6, 2020.

(3)
Consists of (a) 88,582 shares held by Mr. Schultz, (b) 247,376 shares subject to stock options held by Mr. Schultz that are exercisable within 60 days of April 6, 2020, and (c) 7,486 RSUs which are subject to vesting conditions expected to occur within 60 days of April 6, 2020.

(4)	Consists of (a) 248,964 shares held by Mr. Osier, and (b) 5,239 RSUs which are subject to vesting conditions expected to occur within 60 days of April 6, 2020.
(5)
Consists of (a) 142,079 shares held by Mr. Fillmore, (b) 19,714 shares subject to stock options held by Mr. Fillmore that are exercisable within 60 days of April 6, 2020, and (c) 5,239 RSUs which are subject to vesting conditions expected to occur within 60 days of April 6, 2020.

(6)
Consists of (a) 18,194 shares held by Ms. Budig, (b) 43,445 shares subject to stock options held by Ms. Budig that are exercisable within 60 days of April 6, 2020, and (c) 5,321 RSUs which are subject to vesting conditions expected to occur within 60 days of April 6, 2020.

(7)	Consists of (a) 1,169 shares held by Mr. LeBlanc, and (b) 584 RSUs which are subject to vesting conditions expected to occur within 60 days of April 6, 2020.
(8)
Consists of (a) 148,842 shares subject to stock options held by Ms. Levine that are exercisable within 60 days of April 6, 2020, and (b) 5,321 RSUs which are subject to vesting conditions expected to occur within 60 days of April 6, 2020.

(9)
Consists of (a) 50,768 shares held by Mr. Sarnoff, (b) 203,587 shares subject to stock options held by Mr. Sarnoff that are exercisable within 60 days of April 6, 2020, and (c) 9,312 RSUs which are subject to vesting conditions expected to occur within 60 days of April 6, 2020.

(10)
Consists of (a) 178,540 shares held by Mr. Schlein, (b) 45,000 shares held by the Schlein Family Trust Dtd 4/20/99, and (c) 5,321 RSUs which are subject to vesting conditions expected to occur within 60 days of April 6, 2020.

(11)	Consists of (a) 1,330 shares held by Ms. Whelan, and (b) 665 RSUs which are subject to vesting conditions expected to occur within 60 days of April 6, 2020.
(12)
Consists of (a) 8,214 shares held by Mr. York, (b) 108,956 shares subject to stock options held by Mr. York that are exercisable within 60 days of April 6, 2020, and (c) 5,321 RSUs which are subject to vesting conditions expected to occur within 60 days of April 6, 2020.

(13)
Consists of (a) 2,995,101 shares, (b) 801,948 shares subject to stock options that are exercisable within 60 days of April 6, 2020, and (c) 79,192 RSUs which are subject to vesting conditions expected to occur within 60 days of April 6, 2020, each of which are held by our directors and officers as a group.

(14)	Consists of 9,067,226 shares held by BlackRock, Inc. The principal business address for all entities affiliated with BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(15)
Consists of 14,494,521 shares owned by Baillie Gifford & Company. Securities reported on this Schedule 13G as being beneficially owned by Baillie Gifford & Co. are held by Baillie Gifford & Co. and/or one or more of its investment adviser subsidiaries, which may include Baillie Gifford Overseas Limited, on behalf of investment advisory clients, and which may include investment companies registered under the Investment Company Act, employee benefit plans, pension funds or other institutional clients. The principal business address for all entities affiliated with Baillie Gifford & Co is Calton Square, 1 Greenside Row, Edinburgh EH1 3AN, Scotland, UK.

(16)
Consists of 10,485,757 shares held by The Vanguard Group, Inc. Vanguard Fiduciary Trust Company ("VFTC"), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 233,471 shares or 0.19% of the Common Stock outstanding of the Company as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd. ("VIA"), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 36,529 shares or 0.03% of the Common Stock outstanding of the Company as a result of its serving as investment manager of Australian investment offerings. The principal business address for all entities affiliated with The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

OUR MANAGEMENT

The names of our executive officers, their ages as of April 6, 2020, and their positions are shown below.

Name	Age	Position(s)
Dan Rosensweig	58	President, Chief Executive Officer and Co-Chairperson
Andrew Brown	60	Chief Financial Officer
John Fillmore	40	Chief Business Officer
Esther Lem	64	Chief Marketing Officer
Nathan Schultz	42	President of Learning Services

The Board of Directors chooses executive officers, who then serve at the discretion of the Board of Directors. There are no familial relationships between any of our executive officers and directors.

For information regarding Mr. Rosensweig, please refer to “Proposal No. 1 –Election of Directors” above.

Andrew Brown has served as our Chief Financial Officer since October 2011. From 2004 to 2009, Mr. Brown served as the Chief Financial Officer of Palm, Inc., a smartphone provider. Mr. Brown was semi-retired following his departure from Palm before he joined us. Prior to serving at Palm, Mr. Brown served as the Chief Financial Officer of Pillar Data Systems, Inc., a computer data storage company, Legato Systems, Inc., a storage management company subsequently acquired by Dell EMC (formerly EMC Corporation), and ADPT Corporation (formerly Adaptec, Inc.). Mr. Brown also serves on the business school advisory board at Eastern Illinois University. Mr. Brown holds a B.S. in accounting from Eastern Illinois University.

John Fillmore has served as our Chief Business Officer since December 2018 and previously served as our Chief of Business Operations from October 2015 to December 2018 and our Business Leader for Required Materials from June 2013 to October 2015. Prior to Chegg, Mr. Fillmore’s experience included service at Bain & Company, a management consulting firm, and as Chief Deputy Director for the Office of Planning and Research under then-California Governor Arnold Schwarzenegger, where he focused on education and economic development. Mr. Fillmore holds a B.S. from the University of Oregon Robert D. Clark Honors College and an M.B.A. from Harvard Business School.

Esther Lem has served as our Chief Marketing Officer since December 2010. In 2009, Ms. Lem served as the Vice President, Hair Projects, Global Hair Category at Unilever N.V., a global supplier of food, home and personal care products. From 2000 to 2009, Ms. Lem served as the Vice President of Brand Development for Unilever North America on the deodorants and hair categories, a division of Unilever. Prior to 2000, Ms. Lem served as the Vice President of Marketing for Unilever Canada. Ms. Lem also currently serves on the Board of Directors of Aceable, Inc. Ms. Lem holds an Honors Business Administration degree (H.B.A.) in business from the University of Western Ontario.

Nathan Schultz has served as our President of Learning Services since December 2018 and previously served as our Chief Learning Officer from June 2014 until December 2018, our Chief Content Officer from May 2012 until June 2014, our Vice President of Content Management from 2010 to May 2012 and our Director of Textbook Strategy from 2008 to 2010. Prior to joining us, Mr. Schultz served in various management positions at R.R. Bowker LLC, a provider of bibliographic information and management solutions; Monument Information Resource, a marketing intelligence resource acquired by R.R. Bowker; Pearson Education, an education publishing and assessment service; and Jones & Bartlett Learning LLC, a division of Ascend Learning Company and provider of education solutions. Mr. Schultz holds a B.A. in History from Elon University.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

In this Compensation Discussion and Analysis, we address our compensation program for our executive officers and specifically the compensation paid or awarded to the following executive officers of our company for the year ended December 31, 2019 who are listed in the Summary Compensation Table that follows this discussion and who we refer to as our “named executive officers” or “NEOs”:

Name	Title
Dan Rosensweig	President, Chief Executive Officer and Co-Chairperson
Andrew Brown	Chief Financial Officer
Nathan Schultz	President of Learning Services
Michael Osier(1)	Chief Information Officer and Chief Outcomes Officer
John Fillmore	Chief Business Officer

(1)
On March 18, 2020, our Board of Directors evaluated the designations of our current executive officers (as that term is defined under Rule 3b-7 of the Exchange Act) and determined that Mr. Osier would no longer be designated as an executive officer of Chegg, effective March 18, 2020.

References in this section to “fiscal year 2019”, “fiscal year 2018” and “fiscal year 2017” refer to our fiscal years ended December 31, 2019, December 31, 2018, and December 31, 2017 respectively.

Business & Compensation Highlights for Fiscal Year 2019

Financial Performance Highlights. As reflected in our stock price appreciation, growth in Chegg Services Revenue (as described in greater detail in the section titled “Elements of Fiscal Year 2019 Compensation-Equity Incentive Compensation-Performance-Based Restricted Stock Units”), and our adjusted EBITDA, fiscal year 2019 was another successful year for Chegg.

Chegg Services Revenue and adjusted EBITDA are key financial metrics for measuring our performance and success because both are primary components of our overall revenue growth and profitability. Consequently, our long-term incentive compensation is linked to these two metrics. As a result of our strong fiscal year 2019 performance on these metrics, our long-term incentive performance-based equity awards were earned at 142.1% of target. Our financial success in these key metrics has translated into significant value creation for our stockholders. As of December 31, 2019, our one-year stock price appreciation was 33% and our three-year stock price appreciation was 414%, which ranked at the 71st percentile and at the 87th percentile, respectively, relative to our 2019 compensation peer group.

Adjusted EBITDA is a non-GAAP financial measure. We define adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted to exclude share-based compensation expense, other income, net restructuring charges, and acquisition-related compensation costs and the donation from Chegg Foundation. For a reconciliation of adjusted EBITDA to net loss prepared in accordance with generally accepted accounting principles generally accepted in the United States (“GAAP”), please refer to Appendix A to this proxy statement.

Stockholder Engagement. During fiscal year 2019, we conducted a stockholder outreach campaign to understand stockholder concerns with our executive compensation program. A summary of these efforts was presented to the compensation committee prior to their review and approval of our 2019 executive compensation programs. In response to our stockholders and to maintain strong compensation governance, during fiscal year 2019, the compensation committee approved stock ownership guidelines and a compensation recoupment and forfeiture policy for our executive officers. For further information, see the section “Stockholder Engagement and Results of 2019 Stockholder Advisory Vote on Executive Compensation.”

Stockholder Engagement and Results of 2019 Stockholder Advisory Vote on Executive Compensation

We value the input of our stockholders on our compensation program and we critically assess our compensation program taking into account such input. We hold an advisory vote on executive compensation, or say-on-pay vote, on an annual basis. At the Annual Meeting of Stockholders on June 5, 2019, 97% of the votes cast were in favor of our advisory vote to approve our executive compensation program.

During fiscal year 2019, members of our management team reached out to stockholders representing approximately 60% of our outstanding common stock to facilitate a discussion on corporate governance, executive compensation, and related topics concerning stockholders, including feedback on potential compensation program improvements. A summary of these efforts and the feedback provided by these stockholders was presented to the compensation committee prior to their review and approval of our 2019 executive compensation programs. The 2019 say-on-pay vote reflected strong support for our compensation practices; however, in response to our stockholders and to maintain strong compensation governance, the compensation committee implemented stock ownership guidelines and a compensation recoupment and forfeiture policy for our executive officers in 2019.

We expect to continue our dialogue with stockholders and take their feedback into account when evaluating our executive compensation program going forward.

Compensation Practices

We designed our executive compensation program with the intention of aligning pay with performance while balancing risk and reward. To help us accomplish these key objectives, we have adopted the following policies and practices:

What We Do	What We Don't Do
Maintain a Compensation Committee comprised solely of independent directors	Provide defined benefit or contribution retirement plans or arrangements, other than our Section 401(k) plan which is generally available to all employees
Use an independent compensation consultant	Provide excise tax gross-ups on change of control severance payments
Use a representative and relevant peer group for assessing compensation	Provide excessive benefits and/or perquisites to our executive officers, including retiree post-termination benefits
Consider stockholder dilution and burn rate in our equity compensation decisions	Include “single-trigger” vesting change of control provisions in equity awards
Prioritize stockholder alignment with a high percent of pay mix allocated to equity compensation, half of which is performance-conditioned	Allow hedging or monetization transactions, such as zero cost collars and forward sale transactions
Set a maximum payout on performance-based equity incentive awards at 150% of target	Provide dividends or credits on unvested incentive awards
Maintain a recoupment policy on cash or equity incentive awards in the event of a financial restatement
Maintain stock ownership guidelines for our executive officers and non-employee directors
Conduct ongoing stockholder outreach
Conduct an annual Say-On-Pay Vote

PROCESS FOR SETTING EXECUTIVE COMPENSATION

Compensation Philosophy and Objectives

Our executive compensation program is designed to:

•	Attract, motivate and retain highly-qualified executive officers in a competitive market;

•	Reward the achievement of challenging business objectives; and

•	Align our executive officers’ interests with those of our stockholders by providing a significant portion of total compensation in the form of equity awards.

We operate in a fast-paced, innovative education software and services industry, which is an emerging category with very few public company peers in the United States. We are the largest direct-to-student education learning platform. Our executive team possesses a unique mix of education software industry experience and the ability to scale for high growth and profitability. Our leaders are difficult to replace, and we compete for talent in the highly competitive, San Francisco Bay Area market. To retain key talent and remain competitive in our labor market, we provide compensation to our employees that recognizes and incentivizes high performance.

Our total direct compensation to our executive officers consists of two components: base salaries and equity incentive compensation. Our base salaries provide a stable source of income and keep our compensation competitive and our time and performance-based equity compensation provides an incentive for our executive officers to achieve both short-term and long-term corporate goals. We generally do not grant cash bonuses to our executives. We believe that allocating a meaningful percentage of compensation to equity-based opportunities motivates our executive officers to create long-term stockholder value. Our total direct compensation is generally targeted at market competitive ranges, and while competitive market data informs the pay decisions of the Compensation Committee, it is not the determinative factor in setting our executives’ compensation. In setting compensation levels, the Compensation Committee further takes into account our financial and market performance on an absolute basis and relative to our peer group, as well as individual factors, including but not limited to: job responsibilities and complexity of the role, contributions to Chegg, market competition for talent, experience and tenure.

Role of Our Compensation Committee, Management and Independent Compensation Consultant

Role of Our Compensation Committee

The Compensation Committee is responsible for developing, implementing, and overseeing our compensation and benefit programs and policies, including administering our equity incentive plans and performing assessments on compensation-related risk. On an annual basis, the Compensation Committee reviews and approves compensation decisions relating to our executive officers, including our CEO; compensation on a role-specific basis as well as relative to positions at a similar level and for the executive team overall; and our corporate financial performance and overall financial condition.
The Compensation Committee also evaluates risk as it relates to our compensation programs, including our executive compensation program. As discussed under “Risk Considerations” below, the Compensation Committee does not believe that our compensation and benefits programs and policies encourage excessive or inappropriate risk taking.

Role of Our Management

Our CEO reviews the annual performance of each executive (except his own performance) and makes recommendations to the Compensation Committee regarding each executive’s base salary and equity compensation (other than for himself). The Compensation Committee may modify individual compensation levels and components for executive officers and is not bound to accept our CEO’s recommendations.

Role of Our Independent Compensation Consultant

For fiscal year 2019, the Compensation Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant. The Compensation Committee determined that FW Cook is an independent compensation advisor including for purposes of the Dodd-Frank Act and other applicable SEC and NYSE regulations. During fiscal year 2019, FW Cook was retained to review our compensation philosophy and objectives, to develop a compensation peer group, to gather and analyze compensation data for our compensation peer group, to evaluate compensation practices and pay levels for our executives and non-employee directors, to review certain compensation arrangements with our executives, and to assist with our disclosure in this Compensation Discussion and Analysis. In the course of fulfilling these r esponsibilities, representatives of FW Cook attended Compensation Committee meetings and met with management from time to time to gather relevant information. FW Cook performs no other services for us, other than its work for the Compensation Committee and only reports to the Compensation Committee and does not provide services to our management.

2019 Compensation Peer Group

Our Compensation Committee generally considers market data compiled by FW Cook to better inform its determination of the key components of our executive compensation program and to develop a program that it believes will enable us to compete effectively for new executives and retain existing executives. In general, this market data consists of compensation information from both broad-based third-party compensation surveys and a compensation “peer group.” Our peer group for purposes of making determinations with respect to 2019 compensation consists of software companies that are similar to us in revenue, market capitalization, market capitalization to revenue ratio, and relevant geographic locations where we compete for executive talent (generally San Francisco Bay Area, Los Angeles, and New York). Industry and financial size criteria include:

•	GICS Industries: Internet & Catalog Retail and Internet Software & Services

•	Financial Size: Approximately one-third to three times our total revenues and one-fourth to four times our market capitalization value

•	Market Capitalization to Revenue Ratio: Greater than 3.0

Each year, the Compensation Committee, with the assistance of FW Cook, conducts an annual review of the compensation levels and practices of peer companies. As part of the review, the Compensation Committee assesses the compensation peer group to ensure the constituents continue to meet the criteria for compensation assessment purposes. Mulesoft, Pandora Media, and XO Group were removed from our 2019 compensation peer group due to acquisitions, and Blucora was removed due to differences in business and financial growth. The Compensation Committee approved the addition of eight peers to our 2019 compensation peer group that meet the peer selection criteria: 8x8, Etsy, Guidewire Software, Paylocity Holding, Qualys, RingCentral, The Trade Desk, and Zillow Group.

For our 2019 compensation decisions, our compensation peer group consisted of the 23 companies set forth below:

2U	LivePerson	Shutterstock
8x8	LogMeIn	Stamps.com
Box	New Relic	The Trade Desk
Cornerstone OnDemand	Nutanix	TrueCar
Coupa Software	Paylocity Holding	Twilio
Etsy	Qualys	Yelp
Guidewire Software	Quotient Technology	Zillow Group
Instructure	RingCentral

The Compensation Committee also references surveys from Radford, an Aon Hewitt company (“Radford”), covering general technology companies with annual revenues between $200 million and $500 million. These surveys, as well as the peer group information, serve as data points in determining the appropriate components of and overall compensation, but the Compensation Committee does not benchmark its compensation to any particular level or against any specific member of our compensation peer group or such surveys.
ELEMENTS OF FISCAL YEAR 2019 COMPENSATION

Fiscal Year 2019 Pay Mix

Consistent with our compensation philosophy and objectives, we provide compensation to our CEO and our executive officers in the form of base salaries, time-based restricted stock units (“RSUs”), and performance-based RSUs (“PSUs”). We generally do not provide annual cash incentive opportunities to our executive officers, which are typically provided by our peer companies, as our equity incentive compensation is intended to tie the majority of our executive officer’s pay to the delivery of long-term stockholder value. We include one-year performance periods on our PSUs to incentivize the achievement of critical short-term goals and we include a multi-year time-based vesting component to these awards to keep the focus on the creation of long-term stockholder value. Equity compensation constitutes 87% of the total pay mix for our CEO and 82% on average for our other NEOs.

*Target pay mix represents annual base salary rates, RSUs at grant date fair value, and PSUs at grant date fair value, assuming the target performance level is achieved.

Base Salaries

We pay an annual base salary to each of our executive officers in order to attract and retain executive talent and provide them with a fixed and stable rate of cash compensation during the year. Base salaries for our executive officers are reviewed by the Compensation Committee annually during the first or last quarter of the calendar year. The Compensation Committee takes into consideration a variety of factors when determining base salary adjustments, including our compensation objectives, each executive’s responsibilities and individual performance, and the compensation peer group and Radford survey market analysis provided by FW Cook.

In 2019, the Compensation Committee approved the following base salary adjustments for our NEOs based on the Compensation Committee’s assessment of individual performance and a market analysis of our compensation peer group.

Mr. Fillmore’s salary was increased to $500,000 in March 2019 in connection with his promotion from Chief of Business Operations to Chief Business Officer in December 2018.

Mr. Schultz’s salary was increased to $600,000 in March 2019 in connection with his promotion from Chief Learning Officer to President of Learning Services in December 2018.

Named Executive Officer	Fiscal Year 2019(1)	Fiscal Year 2018(2)	Change
Dan Rosensweig	$1,000,000	$1,000,000	—%
Andrew Brown	$600,000	$600,000	—%
Nathan Schultz	$600,000	$500,000	20.0%
Michael Osier	$500,000	$500,000	—%
John Fillmore	$500,000	$370,000	35%

(1)	Effective as of March 1, 2019.
(2)	Effective as of March 1, 2018.

Equity Incentive Compensation

The Compensation Committee believes that equity compensation should represent a significant amount of our executive officers’ total compensation so that the interests of our executive officers are aligned with those of our stockholders. The Compensation Committee determines the amount of equity compensation appropriate for each NEO based on a variety of factors, including our compensation objectives; corporate operational and financial performance and relative stockholder return; each executive’s responsibilities; the compensation peer group and Radford survey market analysis provided by FW Cook; historical equity grants and equity holdings; and internal parity and, for executive officers other than the CEO, from recommendations from the CEO.

Executive officers are initially granted an equity award, generally in the form of RSUs, when they join us, based on their position and their relevant prior experience. These initial RSUs vest over four years and no shares vest before the one-year anniversary of the date of grant. We spread the vesting of new hire equity grants over four years to compensate our executives for their contributions over time and to encourage retention and focus on long-term value creation. Thereafter, equity awards are generally granted annually to eligible executive officers around March of each year. The Compensation Committee has the discretion to grant equity awards in addition to these annual grants based on, among other factors, changes in job responsibilities, performance and experience, or material changes in market compensation. No new hire or discretionary grants were made to our NEOs in 2019.

In March 2019, the Compensation Committee granted long-term equity compensation to our NEOs with a target mix of 50% RSUs and 50% PSUs. The Compensation Committee believes that a 50/50 mix of time-based and performance-based equity awards for 2019 continues to be the most effective incentive for retaining our executive officers and rewarding them for short-term company performance while also creating long-term incentives to sustain that performance. The Compensation Committee routinely evaluates and considers the type of awards granted under our equity incentive program and may, in the future, decide that other types of awards or a different mix of awards are appropriate to provide incentives to our executive officers.

Restricted Stock Units

We grant RSUs because they provide retentive value for our executive officers and are linked to creating stockholder value as the award value increases with stock price appreciation. On March 1, 2019, we granted RSUs to each of our NEOs vesting one-third on the first anniversary of grant date and remaining amount vesting in equal quarterly installments over the next 24 months, conditioned on the executive officer's service up to and through the applicable vesting dates.

Performance-Based Restricted Stock Units

We grant PSUs because they are linked to stockholder value creation, like RSUs, but are also leveraged to our financial performance and allow us to set appropriate annual goals that we believe are critical to drive long-term success. On March 1, 2019, the compensation committee granted PSU awards to our NEOs subject to the achievement of certain financial performance goals and conditioned on the executive officer's service up to and through the applicable multi-year, time-based vesting dates.

These PSUs will be earned and eligible to vest contingent on the achievement of two equally weighted performance metrics: (1) fiscal year 2019 Chegg Services Revenue and (2) fiscal year 2019 adjusted EBITDA (both as defined below). These two metrics were selected because the compensation committee believes that Chegg Services Revenue growth and adjusted EBITDA, a non-GAAP measure of profitability, are the most important drivers of stockholder value for Chegg in 2019 as they are primary components of our overall revenue growth and profitability. The selection of these two measures as PSU metrics ensures our executive officers are incentivized in accordance with the long-term interests of our stockholders. The performance metrics and their timing are synchronized with the board-approved corporate strategic plan and associated metrics and targets.

We currently use a one-year performance period (with a multi-year time-based vesting schedule) to allow us the flexibility to set appropriate annual goals to drive stockholder value given our high growth expectations and the rapidly changing nature of the industry in which we operate. Because of the potential risks to performance and motivation that are associated with improperly setting goals in a high-growth environment, the compensation committee has not adopted multi-year performance goals at this time but will continually monitor this topic. As discussed below, the PSUs include a three-year time-based vesting schedule which provides an incentive for executive officers to focus on multi-year performance.

Upon the determination of the attainment of the performance metrics, a percentage of PSUs will be earned based on actual achievement and will be eligible to vest over a three-year time-based vesting schedule. Any PSUs that are not earned will be forfeited at the end of the performance period and will not be eligible to vest. One-third of the earned PSUs vest on the later of the one-year anniversary of the grant date or the date our compensation committee determines the performance metrics have been met, the “Initial Vesting Date.” The remaining earned PSUs vest in quarterly installments over the 24 months following the Initial Vesting Date. Vesting is subject to the executive officer’s continued service up to and through the applicable vesting dates. The time-based vesting element of the allocated PSUs provides additional retention of our executive officers and an alignment with stockholders on creating long-term value.
The number of PSUs that may be earned range from 0% to 150% of the total award depending on the level of performance achieved for each goal. No payout will be made for performance below the threshold level. The metrics are equally weighted (each representing 50% of the target number of shares) and measured separately and the resulting number of earned PSUs with respect to each metric are added together for the total number of earned PSUs that are eligible to vest over time. If actual performance falls between the threshold, target, or maximum levels, linear interpolation will be used to determine the number of PSUs earned, as set forth in the table below:

Performance Level	Threshold	Target	Maximum
Payout % of Award	50%	100%	150%
Chegg Services Revenue	$310,000,000	$326,000,000	$335,000,000
Adjusted EBITDA*	$100,000,000	$112,000,000	$123,000,000
*Adjusted EBITDA is a financial measure not prepared in accordance with GAAP.
“Chegg Services Revenue” encompasses all revenue other than revenue derived from our Required Materials products and consists primarily of Chegg Study, Chegg Writing, Chegg Tutors, Chegg Math Solver and Thinkful. The Chegg Services Revenue target increased from 240,000,000 in 2018 to 326,000,000 in 2019.
“Adjusted EBITDA” means earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted to exclude share-based compensation expense, other income, net, restructuring charges, and acquisition-related compensation costs and the donation from Chegg Foundation. We use an adjusted EBTIDA number to accurately measure operating profitability excluding the impacts from financing capital expenditures and stock-based compensation. The Adjusted EBITDA target increased from $74,000,000 in 2018 to $112,000,000 in 2019.
We granted RSUs and PSUs to our NEOs during fiscal year 2019 and the grant date fair value in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718 (“ASC 718”) is set forth in the table below, denominated at target and maximum payout levels.

	Number of Shares Granted			Grant Date Fair Value of Awards
Named Executive Officer	Time-Vesting RSUs	PSUs (Target)*	PSUs (Maximum)	Time-Vesting RSUs	PSUs (Target)*	PSUs (Maximum)
Dan Rosensweig	80,405	80,405	120,608	$3,249,970	$3,249,970	$4,874,975
Andrew Brown	37,110	37,110	55,665	$1,499,986	$1,499,986	$2,249,979
Nathan Schultz	37,110	37,110	55,665	$1,499,986	$1,499,986	$2,249,979
Michael Osier	25,977	25,977	38,965	$1,049,990	$1,049,990	$1,574,965
John Fillmore	25,977	25,977	38,965	$1,049,990	$1,049,990	$1,574,965
*PSUs (Target) represents approximately two-thirds of the total potential maximum grant size. As described below, in the first quarter of 2020, the compensation committee certified that, based on our Chegg Services Revenue and adjusted EBITDA performance in fiscal year 2019, 142.1% of the target amounts listed in the table above were earned by each NEO, and eligible to vest contingent upon time-based service conditions as described further below:

Fiscal Year 2019 Performance-Based Restricted Stock Units Payout

In February 2020, the compensation committee certified our financial performance in 2019 with respect to the 2019 PSU metrics. We achieved $332.2 million in Chegg Services Revenue, resulting in a payout percentage of 134.3% of Target of the 2019 Chegg Services Revenues performance goal and we achieved $125.0 million in adjusted EBITDA, resulting in an attainment of 150% of Target of the 2019 adjusted EBITDA performance goal. The weighted average of the percentage achieved for the two 2019 PSU metrics is 142.1% of Target. As noted above, our financial success in these key metrics has translated into significant value creation for our stockholders.

The PSUs that were so earned vest over a three-year, time-based vesting schedule as follows: one-third vested on March 1, 2020 and the remaining earned PSUs vest in quarterly installments over the 24-month period following March 1, 2020. Vesting is subject to the executive officer's continued service up to and through the applicable vesting dates.

Number of PSUs Earned
Named Executive Officer	Chegg Services Revenue (134.3% of Target)	Adjusted EBITDA (150.0% of Target)	Total Number of PSUs Earned (142.1% of Target)
Dan Rosensweig	53,969	60,304	114,273
Andrew Brown	24,906	27,832	52,738
Nathan Schultz	24,906	27,832	52,738
Michael Osier	17,433	19,482	36,915
John Fillmore	17,433	19,482	36,915

Other Programs and Policies

Benefits and Perquisites

Our NEOs participate in the same employee benefit and retirement programs that are generally provided to all other employees, including our 401(k) plan, employee stock purchase plan, health care plans, life insurance plan and other welfare benefit programs. We do not provide additional benefits or perquisites to our NEOs that are not made available to other employees.

Severance and Change-of-Control Arrangements

To enable us to attract talented executives, as well as ensure ongoing retention when considering potential corporate transactions that may create uncertainty as to future employment, we offer certain post-employment and change-of-control payments and benefits to certain NEOs. Given the nature and competitiveness of our industry, the Compensation Committee believes these severance and change-of-control protections are essential elements of our NEOs compensation program and assist us in recruiting, retaining and developing key management talent. Our change-of-control benefits are intended to allow key employees, including our NEOs, to focus their attention on the business operations of our company in the face of the potentially disruptive impact of a rumored, or actual change-of-control transaction, to assess takeover bids objectively without regard to the potential impact on their own job security and to allow for a smooth transition in the event of a change-of-control.

We have entered into an offer letter agreement with Mr. Rosensweig and adopted a Change-of-Control Severance Plan in which each of the NEOs, other than Mr. Rosensweig participate. These arrangements provide, as applicable, cash severance benefits and equity award vesting acceleration in the event of certain terminations of employment both outside a change-of-control and in connection with a change-of-control (i.e., double-trigger severance protections). We do not provide “single trigger” protections or tax gross-ups if an executive is subject to excise taxes as a result of severance or change-of- control benefits. A detailed description of the terms of Mr. Rosensweig’s offer letter and the Change-of-Control Severance Plan can be found under the section titled “Termination and Change-of-Control Arrangements.”

Insider Trading and Hedging Policies

We have adopted a policy whereby our employees, officers and directors, members of their immediate families and others living in their households and associated entities (e.g. venture capital funds, partnerships, trusts, corporations), and consultants are prohibited from insider trading and hedging our securities. Under this policy, we prohibit any of the individuals from hedging or monetization transactions, such as zero cost collars and forward sale transactions, and transactions relating to the future price of our common stock, such as put or call options and short sales. Additionally, no individual may use Chegg securities as collateral in a margin account or pledge Chegg securities as collateral for a loan or modify an existing pledge unless the individual wishing to pledge securities submits a request for pre-clearance to the Insider Trading Compliance Officer in advance.

Rule 10b5-1 Plans

Certain of our directors and executive officers have adopted written plans, known as Rule 10b5-1 plans, in which they have contracted with a Broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a Broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from the director or executive officer. The director or executive officer may amend or terminate the plan in some circumstances. The adoption, amendment, termination and certain other actions with respect to Rule 10b5-1 plans must comply with the terms of our insider trading policy.

Compensation Recoupment (“Clawback”) Policy

In February 2019, we adopted a compensation recoupment and forfeiture, or “clawback,” policy that applies to our executive officers. Under this policy, in the event of a material restatement of financial results, the Board of Directors or Compensation Committee will, in such circumstances as it deems appropriate, recoup or require forfeiture of cash or equity award incentive payments in excess of any compensation that would have been earned by the executive officer based upon the restated financial results.

Executive and Director Stock Ownership Guidelines

In February 2019, we implemented stock ownership guidelines for our executive officers, and in June 2019 we increased our stock ownership guidelines for non-employee members of our board of directors. These guidelines are intended to align the economic interests of our executive officers and non-employee members of our Board of Directors with our stockholders by requiring our executive officers and non-employee directors to acquire and maintain a meaningful ownership interest in our common stock. Executive officers and non-employee members of our Board of Directors are required to acquire and hold an amount of our common stock equal to a multiple of base salary or cash retainer, as applicable, within five years of the later of (i) the effective date of these stock ownership guidelines or (ii) the commencement of employment service or service of the Board of Directors:

Position	Stock Ownership Requirement
CEO	Three times annual cash salary
Other Executive Officers	One times annual cash salary
Non-Employee Directors	Three times annual cash retainer for service as a board member*
*Excludes any additional cash retainer paid as a result of service as a board Co-Chairperson, lead independent director, committee chair or committee member or meeting fees (if any).

As of December 31, 2019, four of our seven non-employee directors would have met the thresholds under the stock ownership guidelines, if the thresholds were already required. As noted above, satisfaction of the thresholds is not yet required and therefore any directors who have not yet met the thresholds have time to come into compliance with the guidelines. If the stock ownership guidelines had been in place and required as of December 31, 2019, all of our executive officers would have met such thresholds.

Accounting and Tax Considerations

While our Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.

We account for equity compensation paid to our employees under FASB ASC 718, which requires us to estimate and record an expense over the service period of the award. FASB ASC Topic 710 also requires us to record cash compensation as an expense at the time the obligation is accrued.

Risk Considerations

The Compensation Committee has discussed the concept of risk as it relates to our compensation programs, including our executive compensation program, and the Compensation Committee does not believe that our compensation programs encourage excessive or inappropriate risk taking. As described in further detail in this “Compensation Discussion and Analysis,” we structure our pay to consist of both fixed and variable compensation. In fiscal year 2019, the Compensation Committee and management considered whether our compensation programs for employees created incentives for employees to take excessive or unreasonable risks that could materially harm our company. The Compensation Committee believes that our compensation programs are typical for companies in our industry and that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the company.

REPORT OF THE COMPENSATION COMMITTEE

The information contained in the following report of our Compensation Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933, as amended, unless and only to the extent that we specifically incorporate it by reference.

The Compensation Committee oversees our compensation policies, plans and benefit programs. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement.

Submitted by the Compensation Committee
John York, Chair
Marne Levine
Melanie Whelan*
Jeff Housenbold**

*Ms. Whelan joined our Board of Directors on June 5, 2019 and Compensation Committee on July 27, 2019.
**Mr. Housenbold departed our Board of Directors and Compensation Committee on April 11, 2019.

SUMMARY COMPENSATION TABLE

The following table provides information regarding all compensation awarded to, earned by or paid to our NEOs for all services rendered in all capacities to us during fiscal years 2019, 2018 and 2017.

Name and Principal Position(1)	Year	Salary ($)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Dan Rosensweig	2019	1,000,000	8,124,945	6,126	9,131,071
President and Chief Executive Officer	2018	986,667	8,124,969	5,871	9,117,507
	2017	920,000	7,124,994	—	8,044,994
Andrew Brown	2019	600,000	3,749,966	6,250	4,356,216
Chief Financial Officer	2018	586,667	3,249,968	6,000	3,842,635
	2017	520,000	2,784,681	6,000	3,310,681
Nathan Schultz	2019	583,333	3,749,966	4,750	4,338,049
President of Learning Services	2018	491,667	2,624,985	4,625	3,121,277
	2017	446,120	2,226,553	4,500	2,677,173
Michael Osier	2019	500,000	2,624,956	—	3,124,956
Chief Information Officer and Chief Outcomes Officer	2018	491,667	2,624,985	—	3,116,652
	2017	446,120	2,226,553	—	2,672,673
John Fillmore	2019	478,333	2,624,956	4,750	3,108,039
Chief Business Officer	—	—	—	—	—
	—	—	—	—	—

(1)	Mr. Fillmore was not an NEO in 2018 or 2017.
(2)
The amounts reported in this column represent the aggregate grant date fair value of RSU and PSU awards granted under our 2013 Equity Incentive Plan, as computed in accordance with ASC 718. The grant date fair value was determined using the closing share price of our common stock on the date of grant. For fiscal year 2019, the amounts include PSUs valued at the grant date based upon the maximum achievement of the performance conditions. The aggregate grant date fair values of the PSUs for fiscal year 2019 in the table above reflect the maximum potential value of the PSUs (assuming the highest level of performance achievement) and were $4,874,975 for Mr. Rosensweig, $2,249,979 for Mr. Brown, $2,249,979 for Mr. Schultz, $1,574,965 for Mr. Osier and $1,574,965 for Mr. Fillmore.

(3)	Represents our contributions to the account under our 401(k) plan with respect to each of Messrs. Rosensweig, Brown, Schultz and Fillmore.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information regarding grants of plan-based awards to each of our NEOs during fiscal year 2019.

	Grant Date	Board Approval Date	Award Type	Estimated Possible Payout Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Market Value of Shares that Have Not Vested ($)(3)
Name				Threshold (#)	Target (#)	Maximum (#)
Dan Rosensweig	3/01/2019	2/6/2019	PSU	39,800	80,405	120,608	—	4,874,975
	3/01/2019	2/6/2019	RSU	—	—	—	80,405	3,249,970
Andrew Brown	3/01/2019	2/6/2019	PSU	18,368	37,110	55,665	—	2,249,979
	3/01/2019	2/6/2019	RSU	—	—	—	37,110	1,499,986
Nathan Schultz	3/01/2019	2/6/2019	PSU	18,368	37,110	55,665	—	2,249,979
	3/01/2019	2/62019	RSU	—	—	—	37,110	1,499,986
Michael Osier	3/01/2019	2/6/2019	PSU	12,858	25,977	38,965	—	1,574,965
	3/01/2019	2/6/2019	RSU	—	—	—	25,977	1,049,990
John Fillmore	3/01/2019	2/6/2019	PSU	12,858	25,977	38,965	—	1,574,965
	3/01/2019	2/6/2019	RSU	—	—	—	25,977	1,049,990

(1)
Upon the achievement by December 31, 2019 of certain company performance metric measurements approved by the compensation committee as described under the heading “Elements of Fiscal Year Compensation-Equity Incentive Compensation-Performance-Based Restricted Stock Units,” the PSUs earned with respect to each performance metric vested as to one-third on March 1, 2020 and 8.33% shall vest on each quarterly anniversary thereafter such that the PSUs shall be fully vested on March 1, 2022, subject in each case to the applicable NEOs continued service up to and through the applicable vesting dates.

(2)
One-third of the shares shall vest, or have vested, on March 1, 2020 and 8.33% shall vest on each quarterly anniversary thereafter such that the RSUs shall be fully vested on March 1, 2022. The vesting is subject to continued service through each vesting date.

(3)
Reflects the grant date fair value of each equity award at the maximum performance level computed in accordance with ASC Topic 718 and described in footnote 2 to the Summary Compensation Table. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2019. These amounts may not correspond to the actual value that may be realized by the NEOs.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table provides information with respect to outstanding equity awards as of December 31, 2019 with respect to our NEOs.

		Option Awards				Stock Awards
	Grant Date(1)	Number of Securities Underlying Unexercised Options		Exercise Price ($)	Expiration Date	Number of Shares that Have Not Vested (#)	Market Value of Shares that Have Not Vested ($)(2)
Name		Exercisable (#)	Unexercisable (#)
Dan Rosensweig	11/7/2012	198,669	—	6.92	11/6/2022	—	—
	3/1/2017(3)	—	—	—	—	116,424	4,413,634
	3/1/2017(4)	—	—	—	—	174,633	6,620,337
	3/1/2018(5)	—	—	—	—	109,983	4,169,455
	3/1/2018(6)	—	—	—	—	160,642	6,089,938
	3/1/2019(7)	—	—	—	—	80,405	3,048,154
	3/1/2019(8)	—	—	—	—	114,273	4,332,089
Andrew Brown	3/1/2017(3)	—	—	—	—	45,503	1,725,019
	3/1/2017(4)	—	—	—	—	68,252	2,587,433
	3/1/2018(5)	—	—	—	—	43,993	1,667,775
	3/1/2018(6)	—	—	—	—	64,256	2,435,945
	3/1/2019(7)	—	—	—	—	37,110	1,406,840
	3/1/2019(8)	—	—	—	—	52,738	1,999,297
Nathan Schultz	11/12/2013	47,376	—	12.50	11/11/2023	—	—
	11/12/2013	200,000	—	12.50	11/11/2023	—	—
	3/1/2017(3)	—	—	—	—	36,383	1,379,280
	3/1/2017(4)	—	—	—	—	54,573	2,068,862
	3/1/2018(5)	—	—	—	—	35,533	1,347,056
	3/1/2018(6)	—	—	—	—	51,900	1,967,529
	3/1/2019(7)	—	—	—	—	37,110	1,406,840
	3/1/2019(8)	—	—	—	—	52,738	1,999,298
Michael Osier	3/1/2017(3)	—	—	—	—	36,383	1,379,279
	3/1/2017(4)	—	—	—	—	27,287	1,034,450
	3/1/2018(5)	—	—	—	—	35,533	1,347,056
	3/1/2018(6)	—	—	—	—	51,900	1,967,529
	3/1/2019(7)	—	—	—	—	25,977	984,788
	3/1/2019(8)	—	—	—	—	36,915	1,399,448
John Fillmore	8/6/2013	19,714	—	9.15	8/5/2023	—	—
	3/1/2017(3)	—	—	—	—	23,285	882,734
	3/1/2017(4)	—	—	—	—	34,927	1,324,083
	3/1/2018(5)	—	—	—	—	23,350	885,199
	3/1/2018(6)	—	—	—	—	34,106	1,292,958
	3/1/2019(7)	—	—	—	—	25,977	984,788
	3/1/2019(8)	—	—	—	—	36,915	1,399,448

(1)
All of the outstanding equity awards were granted under our 2013 Equity Incentive Plan, other than the option granted to Mr. Rosensweig on November 7, 2012, which was granted under our 2005 Equity Incentive Plan.

(2)	The market price for our common stock is based on the closing price per share of our common stock as listed on the New York Stock Exchange on December 31, 2019 of $37.91.
(3)
The remaining unvested portion of this RSU vested on March 1, 2020. The vesting is subject to continued service through the vesting date and acceleration as described in “Termination and Change-of-Control Arrangements” below.

(4)
The shares subject to the PSU award were earned only upon achievement by December 31, 2017 of company performance metrics consisting of Chegg Services Revenue and adjusted EBITDA as approved by the Compensation Committee. The Compensation Committee determined that the weighted average percentage of 100% (i.e., 150% of Target) of the measurements had been achieved, therefore a weighted average of 100% (i.e., 150% of Target) of the shares subject to the PSU award were earned. The remaining unvested portion of the earned PSU vested on March 1, 2020.

(5)
The remaining unvested portion of this RSU vested or is scheduled to vest in equal, annual installments on each of March 1, 2020 and March 1, 2021. The vesting is subject to continued service through each vesting date and acceleration as described in “Termination and Change-of-Control Arrangements” below.

(6)
The shares subject to the PSU award were earned only upon achievement by December 31, 2018 of company performance metrics consisting of Chegg Services Revenue and adjusted EBITDA as approved by the Compensation Committee. The Compensation Committee determined that the weighted average percentage of 97.4% (i.e., 146.1% of Target) of the measurements had been achieved, therefore a weighted average of 97.4% (i.e., 146.1% of Target) of the shares subject to the PSU award were earned. The remaining unvested portion of this PSU vested or is scheduled to vest in equal, annual installments on each of March 1, 2020 and March 1, 2021, subject in each case to the officer's continued service up to and through the applicable vesting date and the acceleration as described in “Termination and Change-of-Control Arrangements” below

(7)
One-third of the shares shall vest, or have vested, on March 1, 2020 and 8.33% shall vest on each quarterly anniversary thereafter such that the RSUs shall be fully vested on March 1, 2022. The vesting is subject to continued service through each vesting date and acceleration as described in “Termination and Change-of-Control Arrangements” below.

(8)
The shares subject to the PSU award were earned only upon achievement by December 31, 2019 of company performance metrics consisting of Chegg Services Revenue and adjusted EBITDA as approved by the Compensation Committee. The Compensation Committee determined that the weighted average percentage of 94.75% (i.e., 142.1% of Target) of the measurements had been achieved, therefore a weighted average of 100% (i.e., 150% of Target) of the shares subject to the PSU award were earned. One-third of the achieved shares vested on March 1, 2020 and the remaining unvested portion of this PSU is scheduled to vest as to 8.33% on each quarterly anniversary thereafter such that the PSUs shall be fully vested on March 1, 2022, subject to the officer's continued service up to and through the vesting date and the acceleration as described in “Termination and Change-of-Control Arrangements” below.

OPTION EXERCISES AND STOCK VESTED TABLE

The following table presents information concerning the aggregate number of shares of our common stock for which options were exercised during fiscal year 2019 for each of the NEOs. In addition, the table presents information on shares of our common stock that were acquired upon the vesting of stock awards during 2019 for each of the NEOs on an aggregated basis.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting ($)(3)
Name
Dan Rosensweig	1,568,251(4)	43,262,094(4)	881,976	$35,464,730
Andrew Brown	546,072	$15,984,759	345,944	$13,910,854
Nathan Schultz	100,000	$3,499,483	277,047	$11,140,509
Michael Osier	—	—	304,333	$12,243,409
John Fillmore	—	—	204,394	$8,242,302

(1)	The value realized on the shares acquired is the fair market value of the shares upon exercise, as traded on the New York Stock Exchange (“NYSE”), less the exercise price for the stock option award.
(2)	Amounts reflect the vesting of RSUs and PSUs.
(3)	The value realized on the shares acquired is the fair market value of the shares on the date of vesting, which was the closing price of our common stock on such date as traded on the NYSE.
(4)
Includes the exercise of 68,251 shares subject to stock options transferred as a gift to Daniel Lee Rosensweig and Linda Rosensweig Co-Trustees of the Rosensweig 2012 Irrevocable Children’s Trust u/a/d 11/6/2012 on November 8, 2013.

TERMINATION AND CHANGE-OF-CONTROL ARRANGEMENTS

The attraction and retention of executive talent continues to be a focus for us. To ensure alignment with peer practices and offer competitive compensation programs, the Compensation Committee periodically reviews our executive compensation and employee benefits, including with respect to ongoing retention in connection with the consideration of potential corporate transactions. After considering data and advice provided by FW Cook, the Compensation Committee approved a Change-of- Control Severance Plan on July 23, 2019 (the “CIC Plan”). The CIC Plan provides ongoing retention when we consider potential corporate transactions that may create uncertainty as to future employment and will also allow us to attract talented executives going forward.

Each of our NEOs, other than our CEO, is eligible to participate in the CIC Plan pursuant to an executed participation agreement, which agreement supersedes and replaces the existing severance protections to which the applicable executives are entitled under their existing arrangements with us.

Pursuant to the offer letter we entered into with Mr. Rosensweig and pursuant to the CIC Plan in which each of our other NEOs participate, we have agreed to provide certain cash severance benefits and equity award vesting acceleration in the event of certain terminations of employment both outside a change-of-control and in connection with a change-of-control (i.e., double-trigger severance protections). We do not provide tax gross-ups if an executive is subject to excise taxes as a result of severance or change-of-control benefits.

These arrangements are intended to attract and retain qualified executives that have alternatives that may appear to them to be less risky absent these severance arrangements, and to mitigate a potential disincentive to consideration and execution of an acquisition, particularly where the services of these executive officers may not be required by the acquirer. We also believe that entering into these arrangements will help our executive officers maintain continued focus and dedication to their responsibilities to help maximize stockholder value if there is a potential transaction that could involve a change-of- control of the company.

Dan Rosensweig

We entered into an offer letter agreement with Mr. Rosensweig, our President, Chief Executive Officer and Co-Chairperson, on December 3, 2009, as amended on November 29, 2012. The offer letter provides for at-will employment and has no specific term. Pursuant to Mr. Rosensweig’s offer letter, in the event we terminate Mr. Rosensweig’s employment without “cause” or he resigns from his employment with us for “good reason” (each as defined in the offer letter and described below), then we will pay Mr. Rosensweig (i) a lump sum payment equal to 12 months of his then-current annual salary and (ii) his monthly insurance premiums, until the earlier of 12 months following his termination or resignation or the date upon which he commences full-time employment or consulting services with another company and is eligible for participation in any health insurance program provided by such company. Additionally, pursuant to his offer letter agreement and his RSU agreements with us, Mr. Rosensweig will be entitled to immediate vesting of 25% of his then-unvested stock options and 25% of his then-unvested RSUs. Mr. Rosensweig will also have a period of up to 24 months from the effective date of his termination or resignation to exercise all options that were vested as of his termination date. These benefits are subject to Mr. Rosensweig releasing us from all claims, resigning from our Board and returning all of our property to us.

Additionally, if Mr. Rosensweig is terminated without “cause” or he resigns from his employment with us for “good reason” (each as defined in the offer letter and described below) within 12 months following a “change-of-control” of our company, we will pay Mr. Rosensweig (i) a lump sum payment equal to 12 months of his then-current annual salary and (ii) his monthly insurance premiums, until the earlier of 12 months following his termination or resignation or the date upon which he commences full time employment or consulting services with another company and is eligible for participation in any health insurance program provided by such company. Plus, pursuant to his offer letter and his RSU agreements with us, Mr. Rosensweig will be entitled to immediate vesting of 100% of his then-unvested stock options and 100% of his then-unvested RSUs and then-unvested earned PSUs. Pursuant to his PSU agreements with us, if a change-of-control occurs prior to the end of a performance period, Mr. Rosensweig’s PSUs will be deemed earned immediately prior to the change-of-control in an amount equal to the number of PSUs that would be earned based on our actual performance as of the change-of-control or, if such performance is not determinable, the target level of performance. Any PSUs so earned will be converted into time-based RSUs vesting over a 3-year period and will be subject to 100% acceleration, as noted above. Mr. Rosensweig will have a period of up to 24 months from the effective date of his termination or resignation to exercise all options that were vested as of the date of his termination. These benefits are subject to Mr. Rosensweig releasing us from all claims.

Change-of-Control Severance Plan
As noted above, each of our NEOs other than Mr. Rosensweig participates in our CIC Plan. The CIC Plan and the participation agreement thereunder provide that upon a termination of the executive’s employment by us without “cause” (excluding death or disability and as defined in the CIC Plan and described below) or upon a resignation by the executive for “good reason” (as defined in the CIC Plan and described below), in each case during the period commencing three months prior to a “change-of-control” (as defined in the CIC Plan) and ending 12 months following a change-of-control, subject to the executive’s execution and non-revocation of a release of claims in favor of us, the executive will be entitled to the following benefits:

•
a lump sum payment equal to the sum of (i) 12 months of the executive’s base salary at the rate in effect immediately prior to the date of such termination of employment or the change-of-control, whichever base salary is greater plus (ii) a pro-rata target cash bonus, if applicable, for the fiscal year in which the termination of employment occurs, prorated for the number of days the executive is employed in such fiscal year prior to the executive’s termination of employment;

•
if the executive timely elects Consolidated Omnibus Budget Reconciliation Act (“COBRA”) continuation coverage for him or herself and his or her eligible dependents, then we will reimburse the executive for COBRA premiums until the earlier of (i) a period of 12 months from the date of termination or (ii) the date upon which executive and/or executive’s eligible dependents become covered under similar plans;

•
full acceleration of each of the executive’s then-outstanding unvested equity awards other than any equity awards subject to performance-based vesting conditions for which the performance period has not yet been completed (“performance awards”); and

•
vesting of performance awards, if at all, as set forth in the terms of the applicable award agreement or, if the treatment upon a change-of-control is not provided for in the applicable award agreement, based on the actual performance determined as of immediately prior to the change-of-control or, if such performance is not determinable, based on performance at target. The terms of the award agreements for outstanding performance awards are described below.

The CIC Plan also provides that if the successor or acquiring company refuses to assume, convert, replace or substitute the executive’s unvested equity awards, then each of the executive’s then-outstanding and unvested equity awards, other than performance awards, will fully accelerate immediately prior to the change-of-control and the performance awards will be treated as described above.

The award agreements for outstanding performance awards provide that, if a change-of-control occurs prior to the end of a performance period, the performance awards will be deemed earned immediately prior to the change-of-control in an amount equal to the number of performance awards that would be earned based on our actual performance as of the change-of- control or, if such performance is not determinable, the target level of performance. Any performance awards so earned will be converted into time-based RSUs that are subject to the 100% acceleration noted above.
Cause and Good Reason Definitions

For purposes of this section, “cause” means a determination by our board of directors that employment is terminated because of (i) a failure or refusal to comply in any material respect with lawful policies, standards or regulations of our company within 30 days after written notice of such violations and/or failure to comply; (ii) a material violation of a federal or state law or regulation applicable to our business; (iii) a conviction or plea of no contest to a felony or other crime of moral turpitude under the laws of the United States or any state; (iv) fraud or material misappropriation of property belonging to us or our affiliates; (v) a material breach of the terms of any confidentiality, invention assignment or proprietary information agreement with us or with a former employer and failure to correct or cure such material breach within 30 days after written notice of such breach; or (vi) material misconduct or gross negligence in connection with the performance of duties and, for executives other than Mr. Rosensweig, the failure to correct of cure such action or conduct, if curable, within 30 days after written notice.

For purposes of this section, “good reason” for Mr. Rosensweig occurs upon (i) removal from the executive’s current position as Chief Executive Officer or no longer reporting directly to our Board of Directors; (ii) any material change or reduction in duties in the executive’s current position or assignment to duties inconsistent with such position, responsibilities, authority or status; (iii) reduction of then-current annual base compensation (other than a similar reduction that applies to our other senior executives); or (iv) relocation to a primary work location more than 50 miles from our principal office in Santa Clara, California.

For purposes of this section “good reason” for CIC Plan participants (all NEOs other than Mr. Rosensweig) means (i) a material reduction in the executive’s annual base salary, other than a reduction generally applicable to all our executive officers and in generally the same proportion as affects the executive; (ii) a material diminution in the executive’s authority, duties or responsibilities; (iii) a change in the geographic location in which the executive must perform services, resulting in an increase in the one-way commute by the executive of more than 50 miles; or (iv) our breach of the CIC Plan or the executive’s participation agreement thereunder, including but not limited to, our failure to ensure the CIC Plan’s assumption by our successor in interest.

Estimated Payments and Benefits as of December 31, 2019

The following table sets forth the estimated payments and benefits that would be received by each of the NEOs upon a change-of-control of Chegg, upon a termination of employment without cause or following a resignation for good reason, or in the event of a termination of employment without cause or following a resignation for good reason in connection with a change-of-control of Chegg. This table reflects amounts payable to each NEO assuming that his or her employment was terminated on December 31, 2019, and the change-of-control of Chegg also occurred on that date. The closing market price per share of our common stock on the NYSE on December 31, 2019, was $37.91.

	Termination of Employment No Change-of-Control				Termination of Employment Change-of-Control
Named Executive Officer	Severance Payment ($)(1)	Medical Benefits Continuation ($)(2)	Accelerated Vesting of Equity Awards ($)(3)	Total ($)	Severance Payment ($)(1)	Medical Benefits Continuation ($)(2)	Accelerated Vesting of Equity Awards ($)(3)	Total ($)
Dan Rosensweig	1,000,000	46,317	2,907,811	3,954,128	1,000,000	46,317	11,631,243	12,677,560
Andrew Brown	—	—	—	—	600,000	28,177	11,822,309	12,450,486
Nathan Schultz	—	—	—	—	600,000	40,657	10,168,865	10,809,522
Michael Osier	—	—	—	—	500,000	45,727	8,112,550	8,658,277
John Fillmore	—	—	—	—	500,000	21,943	6,769,210	7,291,153

(1)
The amounts reported reflect cash severance that is calculated based on each NEO’s 2019 base salary as of December 31, 2019. As noted above, the Company does not provide annual cash-based bonuses and therefore cash severance does not include any pro-rata target bonuses.

(2)	The amounts reported represent costs for COBRA.
(3)
The value of the accelerated vesting of unvested equity awards has been calculated based on the closing market price of our common stock on the NYSE on December 31, 2019, which was $37.91 per share. All outstanding stock options that were fully vested on December 31, 2019 are not included in the total. The number of earned and unvested PSUs relating to the performance period ending December 31, 2019 were calculated as set forth above in footnote 8 to the Outstanding Equity Awards at Fiscal Year End Table.

Chief Executive Officer Pay Ratio

In accordance with Item 402(u) of Regulation S-K (“Item 402(u)”), we are providing disclosure of the ratio of our Chief Executive Officer’s 2019 annual total compensation to the median of the 2019 annual total compensation of all of our employees. As disclosed in the Summary Compensation Table, the 2019 annual total compensation for our Chief Executive Officer was $9,131,072. The median of the 2019 annual total compensation for all our employees was $49,000. Accordingly, the ratio of the 2019 annual total compensation of our Chief Executive Officer to the median of the 2019 annual total compensation of all our employees (excluding our Chief Executive Officer) is 186 to 1. We believe this ratio, which was calculated in a manner consistent with Item 402(u), to be a reasonable estimate, based upon the assumptions and adjustments described below.
Calculation Methodology
In 2019, there was no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio.  Accordingly, for purposes of calculating the pay ratio set forth above, we used the same median employee that we identified for purposes of our 2018 pay ratio.

For a description of our methodology for identifying the median employee, see “Chief Executive Officer Pay Ratio” on page 45 of our definitive proxy statement filed with the Securities and Exchange Commission on April 26, 2019.

We then calculated the annual total compensation for this individual for 2019 using the same methodology we use to calculate the amount reported for our CEO in the “Total” column of the Summary Compensation Table as set forth in this proxy statement.

EQUITY COMPENSATION PLAN INFORMATION
The following table presents information as of December 31, 2019 with respect to compensation plans under which shares of our common stock may be issued. The category “Equity compensation plans approved by security holders” in the table below consists of the 2005 Stock Incentive Plan (the “2005 Plan”), the 2013 Equity Incentive Plan (the “2013 Plan”) and the 2013 Employee Stock Purchase Plan (the “2013 ESPP”). The table does not include information with respect to shares of our common stock subject to outstanding options or other equity awards granted under equity compensation plans or arrangements assumed by us in connection with our acquisition of the companies that originally granted those awards.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	8,520,915(1)	$8.64(2)	31,051,807(3)
Equity compensation plans not approved by security holders(4)	—	—	—

(1)	Excludes purchase rights accruing under the 2013 ESPP and includes 6,909,530 shares subject to outstanding RSUs.
(2)	The weighted average exercise price relates solely to outstanding stock option shares since shares subject to RSUs have no exercise price.
(3)
Consists of 23,405,023 shares available for issuance under the 2013 Plan and 7,646,784 shares available for issuance under the 2013 ESPP.

The number of shares reserved for issuance under the 2013 Plan will increase automatically on the first day of January of each of the first ten calendar years during the term of the plan by a number of shares of common stock equal to the lesser of (i) 5% of the total outstanding shares of our common stock as of the immediately preceding December 31st (rounded to the nearest whole share) or (ii) a number of shares determined by our board of directors.

The number of shares reserved for issuance under the 2013 ESPP will increase automatically on January 1st of each of the first ten calendar years following the first offering date by the number of shares equal to the lesser of (i) 1% of the total outstanding shares of our common stock as of the immediately preceding December 31st (rounded to the nearest whole share) or (ii) a number of shares determined by our board of directors.

Pursuant to the terms of the 2013 Plan and 2013 ESPP, an additional 6,079,175 shares and 1,215,835 shares were added to the number of shares reserved for issuance under each plan, respectively, effective January 1, 2020.

(4)
Excludes information for options and other equity awards assumed by us in connection with mergers and acquisitions and warrants issued by us in connection with financing transactions. As of December 31, 2019, there were no shares of our common stock that were issuable upon exercise of outstanding options assumed. No additional equity awards may be granted under any equity compensation plans or arrangements assumed by us in connection with mergers and acquisitions.

TRANSACTIONS WITH RELATED PARTIES, FOUNDERS AND CONTROL PERSONS

Other than the compensation arrangements, including employment, termination of employment and change-of-control arrangements and indemnification arrangements, discussed, when required, above in the section entitled “Executive Compensation,” since January 1, 2019, we have not been a party to any transaction or series of similar transactions in which:

•	we have been or are to be a participant;

•	the amount involved exceeded or exceeds $120,000; and

•
any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had or will have a direct or indirect material interest.

Review, Approval or Ratification of Transactions with Related Parties

Our related-party transactions policy requires approval of transactions to which we are a party and in which an officer, director, nominee for director, stockholder beneficially owning more than five percent of our outstanding capital stock or an immediate family member of a person sharing a household with such person has a material interest. Any transaction that we intend to undertake with such persons, irrespective of the amounts involved (unless such transaction is subject to standing pre-approval as provided under the policy or pursuant to a resolution adopted by our Compensation Committee), will be submitted to our Ethics Counselor for his or her determination of what approvals are required under the related-party transactions policy. The Ethics Counselor will refer to the Chair of our Audit Committee (or another member of our Audit Committee if the Chair is a party to the transaction) any such transaction for review. In the event our Ethics Counselor becomes aware of a transaction with a related person that has not been previously approved or previously ratified under the related-party transactions policy that required such approval, it will be submitted promptly to the Chair or other member of our Audit Committee for review. Based on the conclusions reached, the Chair or other member of our Audit Committee will evaluate all options, including but not limited to ratification, amendment or termination of the transaction with the related person.

In approving or rejecting the proposed transaction, the Chair or other member of our Audit Committee will consider the relevant and available facts and circumstances, including such facts as (i) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated; (ii) the terms of the transaction; and (iii) any other relevant information and considerations with respect to the proposed transaction. The Chair or other member of our Audit Committee will approve only those transactions with related persons that, in light of known circumstances, are in or are not inconsistent with, the best interests of our company and our stockholders, as such Chair or other member of our Audit Committee determines in the good faith exercise of his or her discretion.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of Chegg’s Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Chegg under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, unless and only to the extent that Chegg specifically incorporates it by reference.

The Audit Committee has reviewed and discussed with Chegg’s management and Deloitte & Touche LLP the audited consolidated financial statements of Chegg as of and for the year ended December 31, 2019, and the effectiveness of internal control over financial reporting as of December 31, 2019. The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by Auditing Standard 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board.

The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence from Chegg.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Chegg’s annual report on Form 10-K for the year ended December 31, 2019 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee
Reneé Budig, Chair
Richard Sarnoff
Ted Schlein

ADDITIONAL INFORMATION

Stockholder Proposals to be Presented at the Next Annual Meeting

Chegg’s Bylaws provide that, for stockholder nominations to the Board of Directors or other proposals to be considered at an Annual Meeting of Stockholders, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Chegg, Inc., 3990 Freedom Circle, Santa Clara, California 95054, Attn: Corporate Secretary.

To be timely for the 2021Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at the principal executive offices of Chegg not earlier than 5:00 p.m. Pacific Time on February 21, 2021 and not later than 5:00 p.m. Pacific Time on March 22, 2021. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the 2021 Annual Meeting of Stockholders the information required by Chegg’s Bylaws.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at Chegg’s 2021 Annual Meeting of Stockholders must be received by us no later than December 28, 2020 in order to be considered for inclusion in Chegg’s proxy materials for that meeting. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by applicable law and our Bylaws.

Delinquent Section 16(a) Reports

Section 16 of the Exchange Act requires Chegg’s directors, executive officers and any persons who own more than 10% of Chegg’s common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish Chegg with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms furnished to Chegg and written representations from the directors and executive officers, Chegg believes that all Section 16(a) filing requirements were timely met in 2019 with the exception of the following:

•A late Form 4 report was filed for Nathan Schultz on March 28, 2019 to report the sale of 86,659 shares of common stock on March 21, 2019.
•An amended Form 5 report was filed for Andrew Brown on April 9, 2020 to report the gift of 10,000 shares of common stock on March 14, 2019.

Available Information

Chegg will mail without charge, upon written request, a copy of Chegg’s annual report on Form 10-K for the year ended December 31, 2019, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

Investor Relations
Chegg, Inc.
3990 Freedom Circle
Santa Clara, California 95054

The Annual Report is also available at https://investor.chegg.com.

“Householding” - Stockholders Sharing the Same Last Name and Address

The SEC has adopted rules that permit companies and intermediaries (such as Brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our Annual Report and proxy materials, including the Notice, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

We expect that a number of Brokers with account holders who are our stockholders will be “householding” our Annual Report and proxy materials, including the Notice. A single Notice and, if applicable, a single set of Annual Report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your Broker that it will be “householding” communications to your address, “householding” will contin ue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge, either by calling toll-free (800) 542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Upon written or oral request, Chegg will promptly deliver a separate copy of the Notice and, if applicable, Annual Report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice and, if applicable, annual report and other proxy materials, you may write to Chegg’s Investor Relations department at 3990 Freedom Circle, Santa Clara, California 95054, Attn: Investor Relations, or via email to ir@chegg.com.

Any stockholders who share the same address and currently receive multiple copies of Chegg’s Notice or Annual Report and other proxy materials who wish to receive only one copy in the future can contact their Broker to request information about householding or Chegg’s Investor Relations department at the address listed above.

OTHER MATTERS

Our Board of Directors does not presently intend to bring any other business before the meeting and, so far as is known to our Board of Directors, no matters are to be brought before the meeting except as specified in the Notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

APPENDIX A

RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA

We believe that certain non-GAAP financial measures, including adjusted EBITDA, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding items that may not be indicative of our core business, operating results or future outlook. Our management uses these non-GAAP financial measures in assessing our operating results, as well as when planning, forecasting and analyzing future periods and believes that such measures enhance investors' overall understanding of our current financial performance. These non-GAAP financial measures also facilitate comparisons of our performance to prior periods. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to net loss determined in accordance with GAAP. Management strongly encourages stockholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

The following is a reconciliation of net loss to EBITDA and adjusted EBITDA for the year ended December 31, 2019 (in thousands, unaudited):

Year Ended December 31, 2019
Net loss	$(9,605)
Interest expense, net	44,851
Provision for income taxes	2,634
Depreciation and amortization expense	30,247
EBITDA	68,127
Share-based compensation expense	64,909
Other income, net	(20,063)
Restructuring charges	97
Acquisition-related compensation costs	10,466
Donation from Chegg Foundation	1,478
Adjusted EBITDA	$125,014

0

CHEGG, INC.

Proxy for Annual Meeting of Stockholders on June 3, 2020

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Dan Rosensweig and Andrew Brown as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side hereof, all the shares of common stock of Chegg, Inc. held of record by the undersigned at the close of business on April 6, 2020 at the Annual Meeting of Stockholders to be held on June 3, 2020 at 9:00 a.m. Pacific Time, and at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side.)

1.1

14475

ANNUAL MEETING OF STOCKHOLDERS OF

CHEGG, INC.

June 3, 2020

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/18637

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

20330300000000000000 3 060320

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN THE ELECTION OF DIRECTORS, "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of three class I directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Reneé Budig
- ○ Dan Rosensweig
- ○ Ted Schlein

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
2. To approve the non-binding advisory vote on executive compensation for the year ended December 31, 2019.	☐	☐	☐
3. To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020.	☐	☐	☐

4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned Stockholder. **If no direction is made, this proxy will be voted "FOR ALL NOMINEES" in Proposal 1, "FOR" Proposal 2 and "FOR" Proposal 3.**

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.